                                                                EXHIBIT 10.25

                          MULTI-TENANT INDUSTRIAL LEASE

                                  (TRIPLE NET)


                                    LANDLORD:


                        AEW/LBA ACQUISITION CO. II, LLC,
                     A CALIFORNIA LIMITED LIABILITY COMPANY


                                     TENANT:


                         AURORA BIOSCIENCES CORPORATION,
                             A DELAWARE CORPORATION

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                   STANDARD FORM MULTI-TENANT INDUSTRIAL LEASE

                                TABLE OF CONTENTS

SECTION                               TITLE                                 PAGE
-------                               -----                                 ----
  1.    Premises...............................................................1
  2.    Term...................................................................2
  3.    Rent...................................................................3
  4.    Common Area; Operating Expenses........................................3
  5.    Security Deposit.......................................................6
  6.    Use....................................................................7
  7.    Payments and Notices...................................................9
  8.    Brokers................................................................9
  9.    Surrender; Holding Over...............................................10
  10.   Taxes.................................................................10
  11.   Possession; Condition of Premises; Repairs............................11
  12.   Alterations...........................................................12
  13.   Liens.................................................................13
  14.   Assignment and Subletting.............................................13
  15.   Entry by Landlord.....................................................15
  16.   Utilities and Services................................................15
  17.   Indemnification and Exculpation.......................................15
  18.   Damage or Destruction.................................................16
  19.   Eminent Domain........................................................17
  20.   Tenant's Insurance....................................................18
  21.   Landlord's Insurance..................................................19
  22.   Waivers of Subrogation................................................19
  23.   Tenant's Default and Landlord's Remedies..............................19
  24.   Landlord's Default....................................................21
  25.   Subordination.........................................................21
  26.   Estoppel Certificate..................................................21
  27.   Intentionally Omitted.................................................22
  28.   Modification and Cure Rights of Landlord's Mortgagees and Lessors.....22
  29.   Quiet Enjoyment.......................................................22
  30.   Transfer of Landlord's Interest.......................................22
  31.   Limitation on Landlord's Liability....................................22
  32.   Miscellaneous.........................................................22
  33.   Lease Execution.......................................................24
  34.   Intentionally Omitted.................................................24

EXHIBITS

EXHIBIT "A"       Project Site Plan
EXHIBIT "B"       Floor Plan
EXHIBIT "C"       Work Letter Agreement
EXHIBIT "D"       Sample Form of Notice of Lease Term Dates
EXHIBIT "E"       Rules and Regulations
EXHIBIT "F"       Sample Form of Tenant Estoppel Certificate
EXHIBIT "G"       Tenant Environmental Questionnaire


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                   STANDARD FORM MULTI-TENANT INDUSTRIAL LEASE

                             INDEX OF DEFINED TERMS

TERM                                                                        PAGE

Abandonment...................................................................19
Acceptance.....................................................................6
Act...........................................................................12
Actual Statement...............................................................5
Applicable Laws................................................................7
Applicable Reassessment.......................................................11
Audit Notice...................................................................5
BMS............................................................................6
BOMA...........................................................................1
Common Area....................................................................3
Construction Allowance.................................................Exhibit C
Declaration....................................................................3
Draw Request...........................................................Exhibit C
Election Date..................................................................1
Estimate Statement.............................................................5
Evidence of Completion.................................................Exhibit C
Extension Option...............................................................2
Extension Options..............................................................2
Fair Market Rental.............................................................2
First Refusal Notice...........................................................1
First Refusal Space............................................................1
Force Majeure Delays..........................................................23
Hazardous Materials............................................................8
Increase Date..................................................................6
Indemnified Claims............................................................15
Initial Reduction Date.........................................................6
Landlord.......................................................................1
Landlord Delay.........................................................Exhibit C
Landlord Indemnified Parties...................................................8
LC Delivery Date...............................................................6
Lease..........................................................................1
Letter of Credit...............................................................6
Lilly..........................................................................6
Management Fee.................................................................3
Nondisturbance Condition......................................................21
Option Period..................................................................2
PCBs...........................................................................8
Permitted Business............................................................14
Permitted Transfer............................................................14
Permitted Transferee..........................................................14
Pre-Approved Change...........................................................12
Preliminary Plans......................................................Exhibit C
Proposition 13 Protection Amount..............................................11
Proposition 13 Purchase Price.................................................11
Real Property Taxes...........................................................10
Reassessment..................................................................11
Summary........................................................................1
Tax Increase..................................................................11
Tenant.........................................................................1
Tenant Change.................................................................12
Tenant Changes................................................................12
Tenant Improvement Allowance Items.....................................Exhibit C
Tenant Improvements....................................................Exhibit C
Tenant Indemnified Parties....................................................15
Tenant Parties................................................................15
Tenant's Election Notice.......................................................1
Tenant's Monthly Operating Expense Charge......................................5
Tenant's Parties...............................................................8
Tenant's Share.................................................................1
Transfer......................................................................13
Transfer Date.................................................................14
Transfer Notice...............................................................14
Transferee....................................................................14


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1.11     SECURITY DEPOSIT: See Section 5.

1.12 PERMITTED USE: General office, research and development, screen development and screening services and the assembly and integration of Tenant's ultra-high throughput screening system, and any other lawful use incidental thereto.

1.13 BROKERS: John Burnham & Company representing Landlord and John Burnham & Company representing Tenant.

1.14 INTEREST RATE: The lesser of: (a) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo Bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered operating bank operating in California, as its "prime rate" or "reference rate", plus two percent (2%); or (b) the maximum rate permitted by law.

1.15 TENANT IMPROVEMENTS: The tenant improvements to be installed in the Premises by Tenant as described in the Work Letter Agreement attached hereto as Exhibit "C".


----------------------                                  ------------------------
 Landlord's Initials                                        Tenants Initials


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                          MULTI-TENANT INDUSTRIAL LEASE


This LEASE ("LEASE"), which includes the preceding Summary of Basic Lease Information and Definitions ("SUMMARY") attached hereto and incorporated herein by this reference, is made as of the 7th day of April, 1997, by and between AEW/LBA ACQUISITION CO. II, LLC, a California limited liability company ("LANDLORD"), and AURORA BIOSCIENCES CORPORATION, a Delaware corporation ("TENANT").

1.       PREMISES.

1.1 PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon and subject to the terms, covenants and conditions contained in this Lease to be performed by each party.

1.2 LANDLORD'S RESERVATION OF RIGHTS. Provided Tenant's use of and access to the Premises is not interfered with in an unreasonable manner, Landlord reserves the right from time to time to install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces and within the walls of the Building and the Premises.

1.3 TENANT'S SHARE. "TENANT'S SHARE" means a fraction, the numerator of which is the total rentable square footage of the Premises and the denominator of which is the total rentable square footage of all buildings in the Project, including the Premises, which from time to time have been constructed within the Project (commencing at such time as the occupants of such buildings commence to pay rent or Operating Expenses or open for business, whichever is earlier). From time to time at Landlord's option, Landlord's architect may determine and redetermine the actual rentable square footage of the Premises and other building(s) in question (calculated in accordance with ANSI/BOMA Z65.1-1996), and thereupon Tenant's Share will be adjusted accordingly.

1.4 RIGHT OF FIRST REFUSAL. In the event that at any time during the first two (2) years of the Term, Landlord receives a bona fide offer to lease any space on the second (2nd) floor of the Building ("FIRST REFUSAL SPACE") that Landlord desires to accept, Landlord shall give Tenant written notice ("FIRST REFUSAL NOTICE") of such offer. The First Refusal Notice shall set forth the offer and the terms thereof. On or before the date which is five (5) days after Tenant's receipt of the First Refusal Notice (the "ELECTION DATE"), Tenant shall deliver written notice to Landlord ("TENANT'S ELECTION NOTICE") pursuant to which Tenant shall elect either to (i) lease the entire First Refusal Space described in the First Refusal Notice upon the terms set forth in the First Refusal Notice; (ii) decline to lease such First Refusal Space identified in the First Refusal Notice, specifying that such decline is not based upon the terms set forth in the First Refusal Notice, but upon Tenant's lack of need for such First Refusal Space, in which event Landlord may lease such First Refusal Space to any entity on any terms Landlord desires and Tenant's right of first refusal with respect to the First Refusal Space specified in the First Refusal Notice shall thereupon terminate and be of no further force or effect; or (iii) decline to lease the First Refusal Space, specifying that such decline is based upon the terms set forth in the First Refusal Notice, in which event Tenant shall also specify in Tenant's Election Notice revised terms upon which Tenant would be willing to lease such First Refusal Space. If Tenant does not so respond in writing to the First Refusal Notice by the Election Date, Tenant shall be deemed to have elected the option described in clause (ii) above. If Tenant timely delivers to Landlord Tenant's Election Notice pursuant to clause (iii) above, Landlord may elect either to: (a) lease such First Refusal Space to Tenant upon the revised terms specified by Tenant in Tenant's Election Notice; or (b) lease the First Refusal Space to any person or entity upon any terms Landlord desires; provided, however, if (1) the terms of Landlord's proposed lease to said third party are more favorable in any material way to the third party than those terms proposed by Tenant in Tenant's Election Notice, or (2) the size of the First Refusal Space to be leased to such third party is less than the size of the First Refusal Space offered to Tenant, before entering into such third party lease, Landlord shall notify Tenant of such more favorable terms (or such reduced size) and Tenant shall have the right to lease the First Refusal Space upon such more favorable terms (or as to such reduced size) by delivering written notice thereof to Landlord within five (5) days after Tenant's receipt of Landlord's notice. If Tenant does not elect to lease such space from Landlord within said five (5) day period, Tenant shall be deemed to have elected the option described in clause (ii) above. In determining whether the terms of Landlord's proposed lease to a third party are more favorable to the third party than those terms proposed by Tenant in Tenant's Election Notice, all concessions shall be blended into an effective rental rate over the term of the proposed lease to said third party and such effective rental rate shall be compared with the effective rental rate of the terms proposed by Tenant in Tenant's Election Notice. If Tenant leases any First Refusal Space pursuant to this Section 1.4, as soon as reasonably possible after the Election Date, Landlord and Tenant shall enter into a lease incorporating the terms of Tenant's lease of the First Refusal Space. The right of first refusal set forth in this Section 1.4 shall be exercisable by the original Tenant and a Permitted Transferee only if the original Tenant or Permitted Transferee, as applicable, occupies the entire Premises as of the date it exercises its right in accordance with the terms of this Section 1.4. Tenant shall not have the right to exercise its right of first refusal if, as of the date of the attempted exercise of such right by Tenant, Tenant is in default under this Lease after the expiration of all applicable cure periods.

1.5 VERIFICATION OF RENTABLE SQUARE FEET OF PREMISES AND BUILDING. For purposes of this Lease, "rentable square feet" shall be calculated pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1--1996 for rentable area ("BOMA"), and Tenant acknowledges that the rentable square footage of the Building may include all of, and the rentable square footage of the Premises therefore may include a portion of, the square footage of the ground floor Common Areas located within the Building and the Common Area and other space in the Building dedicated to the service of the Building. At either party's election by giving written notice thereof to the other within sixty (60) days following the date hereof, the number of rentable square feet of the Premises and the Building shall be subject to verification in accordance with the provisions of this Section 1.5 by Stevenson Systems. In the event that Stevenson Systems determines that the amounts thereof shall be different from those set forth in this Lease, the parties shall modify all amounts, percentages and figures appearing or referred to in this Lease to conform to such corrected rentable square

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footage, including Tenant's Share of Operating Expenses, Basic Rent, the
Management Fee and the Construction Allowance.

2.       TERM.

2.1 TERM; NOTICE OF LEASE DATES. The Term of this Lease shall be for the period designated in Section 1.8 of the Summary commencing on the Commencement Date, and ending on the expiration of such period, unless the Term is sooner terminated or extended as provided in this Lease. Notwithstanding the foregoing, if the Commencement Date falls on any day other than the first day of a calendar month then the term of this Lease will be measured from the first day of the month following the month in which the Commencement Date occurs. Within ten (10) days after Landlord's written request, Tenant shall execute a written confirmation of the Commencement Date and expiration date of the Term in the form of the Notice of Lease Term Dates attached hereto as Exhibit "D".

2.2 EARLY OCCUPANCY OF THE GROUND FLOOR. It is contemplated that Tenant may complete the Tenant Improvements and commence business operations in a portion of the ground floor of the Premises prior to the Commencement Date. In such event, Tenant shall provide Landlord with prior notice of the date of completion of such Tenant Improvements and commencement of business operations in that portion of the ground floor of the Premises. Such early occupancy prior to the Commencement Date shall be subject to all of the provisions of this Lease, except that Tenant shall have no obligation to pay Monthly Basic Rent, the Management Fee or Tenant's Share of Operating Expenses during such period, but Tenant shall pay the water and utility charges set forth in Section 3.6.

2.3 OPTIONS TO EXTEND. Tenant shall have two (2) options (individually, an "EXTENSION OPTION" and collectively, the "EXTENSION OPTIONS") to extend the Term for a period (individually, an "OPTION PERIOD") of five (5) years each, commencing upon the expiration of the initial Term and the expiration of the first (1st) Option Period, as the case may be, upon the same terms and conditions previously applicable, except for the grant of any exercised Extension Option and Annual Basic Rent (which shall be determined as set forth below). Each Extension Option may be validly exercised only by notice in writing received by Landlord not later than six (6) months prior to commencement of the Option Period; provided, however, that the Extension Option may be validly exercised only if no material default (which default is continuing after notice and the expiration of any applicable grace period provided for in this Lease) exists as of the date of exercise and, at Landlord's option, as of the commencement of the Option Period. If Tenant does not exercise an Extension Option during the exercise period set forth above in strict accordance with the provisions hereof, the Extension Options shall forever terminate and be of no further force or effect. The Extension Options are personal to the original Tenant and any Permitted Transferee, may not be exercised by any person or entity other than the original Tenant or any Permitted Transferee, and shall become null and void if the original Tenant assigns its interest in this Lease or sublets any portion of the Premises to anyone other than a Permitted Transferee.

Annual Basic Rent during each Option Period shall be equal to Fair Market Rental as of the commencement of such Option Period. For purposes hereof, "FAIR MARKET RENTAL" shall mean the base rent, including escalators, payable during the relevant Option Period to a willing landlord by a willing tenant having a similar financial responsibility, credit rating and capitalization as Tenant then has, taking into account all other relevant factors for like and comparable laboratory/office space improved with tenant improvements of like and comparable quality to those then existing in the Premises in the Torrey Pines/University Towne Centre market, but excluding the then-existing value of any Tenant Improvements or Tenant Changes paid for by Tenant in excess of the Construction Allowance. At least five (5) months prior to the Option Period, Landlord shall notify Tenant of the Fair Market Rental as determined by Landlord. Any dispute between the parties hereto with respect to the amount so determined shall be resolved by appraisal, as set forth below; provided, however, that there shall be deemed not to be such a dispute unless Tenant notifies Landlord thereof in writing within two (2) months after Landlord so notifies Tenant of the Fair Market Rental and Tenant sets forth in such notice Tenant's determination of Fair Market Rental. If, in the event of a dispute, the appraisers have not determined the Fair Market Rental by commencement of the Option Period, Tenant shall pay as Annual Basic Rent the amount determined by Landlord until such time as the Fair Market Rental has been determined by appraisal, whereupon Tenant shall pay any additional amount due to Landlord based upon such subsequent determination of Fair Market Rental. If the Annual Basic Rent so paid by Tenant is higher than that ultimately determined by the appraisal process, then Landlord shall reimburse such difference to Tenant.

If Tenant timely notifies Landlord in writing of Tenant's dispute regarding Landlord's determination of the Fair Market Rental, then Fair Market Rental shall be determined as follows. Landlord and Tenant shall each appoint one appraiser who shall by profession be a real estate appraiser active over the five (5) year period ending on the date of such appointment in the appraisal of commercial properties in San Diego County and who shall not have been employed or engaged by either party during said five (5) year period. Each such appraiser shall be appointed within fifteen (15) days after Tenant notifies Landlord of Tenant's dispute of Landlord's determination of Fair Market Rental. The two appraisers so appointed shall within fifteen (15) days of the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth above. The three appraisers shall, within thirty (30) days of the appointment of the third appraiser, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Fair Market Rental for the Premises, and shall notify Landlord and Tenant thereof. Such decision shall be based upon the criteria and variables set forth above. The new Annual Basic Rent shall thereafter be equal to the Fair Market Rental of the Premises so selected by the appraisers. The decision of the majority of the three appraisers shall be binding upon Landlord and Tenant. If either Landlord or Tenant fails to appoint an appraiser within the time period specified hereinabove, the appraiser appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such appraiser's decision shall be binding upon Landlord and Tenant. If the two appraisers fail to agree upon and appoint a third appraiser, the two appraisers shall request the presiding judge of the Superior Court of San Diego, acting in his private capacity, or the head of the local chapter of the leading appraisal group, to appoint the third appraiser. Each party shall pay for its own appraiser and one-half (1/2) of the cost of the third appraiser.


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3.       RENT.

3.1 BASIC RENT. Tenant agrees to pay Landlord, as basic rent for the Premises, the Annual Basic Rent designated in Section 1.9 of the Summary. The Annual Basic Rent shall be paid by Tenant in twelve (12) equal monthly installments of Monthly Basic Rent in the amounts designated in Section 1.9 of the Summary in advance on the first day of each and every calendar month during the Term, except that the first full month's Monthly Basic Rent shall be paid upon execution of this Lease by Tenant. Monthly Basic Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to the actual number of days in such month.

3.2 ADDITIONAL RENT. All amounts and charges payable by Tenant under this Lease in addition to the Annual Basic Rent described in Section 3.1 above shall be considered additional rent for the purposes of this Lease, and the word "rent" in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Annual Basic Rent is referenced. The Annual Basic Rent and additional rent shall be paid to Landlord as provided in Section 7, without any prior demand therefor and without any deduction or offset except as otherwise provided herein, in lawful money of the United States of America.

3.3 LATE PAYMENTS. Late payments of Monthly Basic Rent and/or any item of additional rent will be subject to interest and a late charge as provided in
Section 23.7 below.

3.4 MANAGEMENT FEE. Tenant shall pay to Landlord as additional rent an annual management fee equal to [TO BE BASED UPON .48/RSF WHEN RSF IS DETERMINED PRIOR TO LEASE EXECUTION] (the "MANAGEMENT FEE"). The Management Fee shall be increased on each anniversary of the Commencement Date (or the first day of the month following the anniversary of the Commencement Date if the Commencement Date is not the first day of a month) by an amount equal to three percent (3%) of the Management Fee payable immediately prior to such adjustment. In the event Tenant exercises the First Negotiation Right under Section 1.4 and leases the entire Building, the Management Fee shall thereafter be equal to two percent (2%) of the Annual Basic Rent for the Premises (taking into account the annual increases in Annual Basic Rent and the fair market value increases in Annual Basic Rent during the Extension Options). The Management Fee shall be payable in twelve (12) equal monthly installments together with Monthly Rent.

3.5 TRIPLE-NET LEASE. Except as specifically set forth herein, all rent shall be absolutely net to Landlord so that this Lease shall yield net to Landlord, the rent to be paid each month during the Term of this Lease. Accordingly, except as specifically set forth herein, all costs, expenses and obligations of every kind or nature whatsoever relating to the Premises, and Tenant's Share of all costs, expenses and obligations of every kind or nature whatsoever relating to the remaining portion of the Project, which may arise or become due during the Term of this Lease shall be paid by Tenant. Nothing herein contained shall be deemed to require Tenant to pay or discharge any liens or mortgages of any character whatsoever which may exist or hereafter be placed upon the Project by an affirmative act or omission of Landlord.

3.6 PRE-COMMENCEMENT DATE CHARGES. From and after the delivery of the Premises to Tenant and continuing until the Commencement Date, Tenant shall pay to Landlord, as additional rent and within thirty (30) days following receipt of an invoice therefor, all water and utility charges for the Project.

4.       COMMON AREA; OPERATING EXPENSES.

4.1 DEFINITION OF COMMON AREA. The term "COMMON AREA," as used in this Lease means all areas and the improvements thereon within the exterior boundaries of the Project now or later made available for the general use of Landlord, Tenant and other persons entitled to occupy floor area in the Project and their customers, including, without limitation, the parking facilities of the Project, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, and similar areas and facilities situated within the Project which are not reserved for the exclusive use of any Project occupants and the exterior surfaces and roofs of all buildings (including the Building) located within the Project. Common Area shall not include (i) the entryway to a tenant's premises, (ii) any improvements installed by a tenant outside of its premises, whether with or without Landlord's knowledge or consent, or (iii) any areas or facilities that are included in the description of premises leased to a tenant, but Common Area shall include the ground floor entryway threshold, ground floor lobby, elevators and all stairwells (except the middle stairwell).

4.2 MAINTENANCE AND USE OF COMMON AREA. The manner in which the Common Area shall be maintained shall be solely determined by Landlord, but shall be consistent with the standard of such space in similar office and research and development projects in the vicinity. If any owner or tenant of any portion of the Project maintains Common Area located upon its parcel or demised premises (Landlord shall have the right in its sole discretion to allow any purchaser or tenant to so maintain Common Area located upon its parcel or demised premises and to be excluded from participation in the payment of Common Area Expenses as provided below), Landlord shall not have any responsibility for the maintenance of that portion of the Common Area and Tenant shall have no claims against Landlord arising out of any failure of such owner or tenant to so maintain its portion of the Common Area. The use and occupancy by Tenant of the Premises shall include the right to use the Common Area (except areas used in the maintenance or operation of the Project), in common with Landlord and other tenants of the Project and their customers and invitees, subject to (i) any covenants, conditions and restrictions now or hereafter of record (the "DECLARATION"), and (ii) such reasonable, non-discriminatory rules and regulations concerning the Project as may be established by Landlord from time to time including, without limitation, the Rules and Regulations attached hereto as Exhibit "E". Tenant agrees to promptly comply with all such rules and regulations and any reasonable, non-discriminatory amendments thereto upon receipt of written notice from Landlord. Notwithstanding anything herein to the contrary, Landlord agrees that the Rules and Regulations attached to this Lease as Exhibit "E" shall not be modified or added to by Landlord in such a way as to unreasonably interfere with Tenant's permitted use of the Premises as set forth in this Lease.

4.3 CONTROL OF AND CHANGES TO COMMON AREA. Landlord shall have the sole and exclusive control of the Common Area, as well as the right to make reasonable changes to the Common Area. Provided Landlord does not materially interfere with Tenant's use of and access to the Premises, Landlord's rights shall include, but not be limited to, the right to


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

(a) restrain the use of the Common Area by unauthorized persons; (b) cause Tenant to remove or restrain persons from any unauthorized use of the Common Area if they are using the Common Area by reason of Tenant's presence in the Project; (c) utilize from time to time any portion of the Common Area for promotional, entertainment, and related matters; (d) temporarily close any portion of the Common Area for repairs, improvements or alterations, to discourage non-customer use, to prevent public dedication or an easement by prescription from arising, or for any other reason deemed appropriate in Landlord's judgment; and (e) reasonably change the shape and size of the Common Area, add, eliminate or change the location of improvements to the Common Area, including, without limitation, buildings, lighting, parking areas, landscaped areas, roadways, walkways, drive aisles and curb cuts.

4.4 OPERATING EXPENSES. Throughout the Term of this Lease, commencing on the Commencement Date, Tenant agrees to pay Landlord as additional rent in accordance with the terms of this Section 4, Tenant's Share of Operating Expenses for the taxes and insurance for the Project and for all costs and expenses for the operation, maintenance, repair, and replacement of the Project including, without limitation: (i) any form of real property tax, assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, improvement bond or similar imposition of any kind or nature imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof; (ii) any and all assessments under any covenants, conditions and restrictions affecting the Project; (iii) water, sewer and other utility charges; (iv) costs of insurance obtained by Landlord pursuant to Section 21 of this Lease; (v) waste disposal and janitorial services; (vi) security; (vii) labor; (viii) management costs including, without limitation: (A) wages and salaries (and payroll taxes and similar charges ) of property management employees, and (B) management office rental, supplies, equipment and related operating expenses and commercially reasonable management/administrative fees; (ix) supplies, materials, equipment and tools including rental of personal property; (x) repair and maintenance of the structural portions of the buildings within the Project, including the plumbing, heating, ventilating, air-conditioning and electrical systems installed or furnished by Landlord; (xi) maintenance, sweeping, repairs, resurfacing, and upkeep of all parking and other Common Areas; (xii) amortization on a straight line basis over the useful life [together with interest at the Interest Rate on the unamortized balance] of all capitalized expenditures which are: (A) reasonably intended to produce a reduction in operating charges or energy consumption; or (B) required under any governmental law or regulation that was not applicable to the Project as of the Commencement Date (however, if such expenditure by Landlord is required solely due to Tenant's particular use, occupancy or alteration of the Premises, then regardless of when such law or regulation became in effect, Tenant shall be responsible for all of such expenditure); or (C) for replacement or restoration of any Project equipment and/or improvements needed to operate and/or maintain the Project at the same quality levels as prior to the replacement or restoration; (xiii) gardening and landscaping; (xiv) maintenance of signs (other than signs of tenants of the Project); (xv) personal property taxes levied on or attributable to personal property used in connection with the Common Areas; (xvi) reasonable accounting, audit, verification, legal and other consulting fees; and (xvii) any other costs and expenses of repairs, maintenance, painting, lighting, cleaning, and similar items, including appropriate reserves.

Notwithstanding anything to the contrary in the definition of Operating Expenses set forth in this Lease, Operating Expenses shall not include the following:

(a)      depreciation on the Building and Project;

(b) interest, principal, points and fees on debt or amortization on any mortgages and deeds of trust or other debt instruments secured by the Building or the Project or any underlying ground lease;

(c) costs of repairs and general maintenance paid from insurance proceeds but excluding the amount of any deductibles paid by Landlord;

(d) repairs and replacements covered by warranties or guaranties (to the extent actually collected by Landlord); and the cost of any repairs, alterations and additions made to rectify or correct any major defects or significant design errors relating to the initial design or construction of the Building and Project;

(e) costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles consistently applied except for those items expressly permitted in clause (xii) above;

(f) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made to the tenant(s) receiving such special services;

(g)      costs of improvements for other tenants in the Building or Project;

(h) costs of the Landlord for which a tenant is obligated to separately reimburse Landlord (as opposed to reimbursement of a pro rata share thereof as an Operating Expense), including, for example, taxes and property insurance premiums on improvements for tenants of the Building and Project that are above the building standard;

(i) costs incurred by Landlord in connection with the enforcement of the terms and conditions of any lease in the Building or Project;

(j) all costs, expenses, penalties, damages, fines and judgments from any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature required under any local, state or federal law or regulation, any judicial order, or by any governmental or nongovernmental entity or person as a result of or in connection with any Hazardous Material or Hazardous Materials contamination;

(k) Landlord's general corporate overhead and general and administrative expenses;

(l) Marketing costs, including, without limitation, leasing commissions, attorneys' fees, space planning costs and other costs and expenses incurred in connection with the leasing of the Building or Project; and

(m) Overhead and profit increment paid to Landlord and Landlord's subsidiaries for goods and/or services in or to the Building or Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis.

4.5 TENANT'S MONTHLY OPERATING EXPENSE CHARGE. From and after the Commencement Date, Tenant shall pay to Landlord, on the first day of each calendar month during the Term of this Lease, Tenant's share of an amount estimated by Landlord to be the Monthly Operating Expenses for the Project for that month ("TENANT'S MONTHLY OPERATING EXPENSE CHARGE").

4.6 ESTIMATE STATEMENT. Prior to the Commencement Date and on or about March 1st of each subsequent calendar year during the Term of this Lease, Landlord will endeavor to deliver to Tenant a statement ("ESTIMATE STATEMENT") wherein Landlord will estimate both the Operating Expenses and Tenant's Monthly Operating Expense Charge for the then current calendar year. Tenant agrees to pay Landlord, as additional rent, Tenant's estimated Monthly Operating Expense Charge each month thereafter, beginning with the next installment of rent due, until such time as Landlord issues a revised Estimate Statement or the Estimate Statement for the succeeding calendar year; except that, concurrently with the regular monthly rent payment next due following the receipt of each such Estimate Statement, Tenant agrees to pay Landlord an amount equal to one monthly installment of Tenant's estimated Monthly Operating Expense Charge (less any applicable Operating Expenses already paid) multiplied by the number of months from January, in the current calendar year, to the month of such rent payment next due, all months inclusive. If at any time during the Term of this Lease, but not more often than quarterly, Landlord reasonably determines that Tenant's Share of Operating Expenses for the current calendar year will be greater than the amount set forth in the then current Estimate Statement, Landlord may issue a revised Estimate Statement and Tenant agrees to pay Landlord, within ten (10) days of receipt of the revised Estimate Statement, the difference between the amount owed by Tenant under such revised Estimate Statement and the amount owed by Tenant under the original Estimate Statement for the portion of the then current calendar year which has expired. Thereafter Tenant agrees to pay Tenant's Monthly Operating Expense Charge based on such revised Estimate Statement until Tenant receives the next calendar year's Estimate Statement or a new revised Estimate Statement for the current calendar year.

4.7 ACTUAL STATEMENT. By March 1st of each calendar year during the Term of this Lease, Landlord will also endeavor to deliver to Tenant a statement ("ACTUAL STATEMENT") which states Tenant's Share of the actual Operating Expenses for the preceding calendar year. If the Actual Statement reveals that Tenant's Share of the actual Operating Expenses is more than the total Additional Rent paid by Tenant for Operating Expenses on account of the preceding calendar year, Tenant agrees to pay Landlord the difference in a lump sum within ten (10) days of receipt of the Actual Statement. If the Actual Statement reveals that Tenant's Share of the actual Operating Expenses is less than the Additional Rent paid by Tenant for Operating Expenses on account of the preceding calendar year, Landlord will credit any overpayment toward the next monthly installment(s) of Tenant's Share of the Operating Expenses due under this Lease. Such obligation will be a continuing one which will survive the expiration or earlier termination of this Lease. Prior to the expiration or sooner termination of the Lease Term and Landlord's acceptance of Tenant's surrender of the Premises, Landlord will have the right to estimate the actual Operating Expenses for the then current Lease Year and to collect from Tenant prior to Tenant's surrender of the Premises, Tenant's Percentage of any excess of such actual Operating Expenses over the estimated Operating Expenses paid by Tenant in such Lease Year.

4.8 MISCELLANEOUS. Any delay or failure by Landlord in delivering any Estimate Statement or Actual Statement pursuant to this Section 4 will not constitute a waiver of its right to require an increase in additional rent for Operating Expenses nor will it relieve Tenant of its obligations pursuant to this Section 4, except that Tenant will not be obligated to make any payments based on such Estimate Statement or Actual Statement until ten (10) days after receipt of such Estimate Statement or Actual Statement. If Tenant does not object to any Actual Statement within ninety (90) days after Tenant receives any such statement, such statement will be deemed final and binding on Tenant. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of the actual Operating Expenses for the year in which this Lease terminates, Tenant agrees to promptly pay any increase due over the estimated expenses paid and, conversely, any overpayment made in the event said expenses decrease shall promptly be rebated by Landlord to Tenant. Such obligation will be a continuing one which will survive the expiration or termination of this Lease. Prior to the expiration or sooner termination of the Lease Term and Landlord's acceptance of Tenant's surrender of the Premises, Landlord will have the right to estimate the actual Operating Expenses for the then current Lease Year and to collect from Tenant prior to Tenant's surrender of the Premises, Tenant's Share of any excess of such actual Operating Expenses over the estimated Operating Expenses paid by Tenant in such Lease Year.

4.9 BOOKS AND RECORDS; AUDIT. Landlord shall maintain books and records of the Operating Expenses in accordance with sound accounting and management practices. If Tenant wishes to audit the amount of Operating Expenses or any component thereof as to a particular year, Tenant must deliver to Landlord written notice of Tenant's desire to audit Landlord's books and records ("AUDIT NOTICE"). Such audit will be conducted (i) within sixty (60) days following delivery of the Audit Notice, (ii) during normal business hours at Landlord's business offices or at the management office of the Building; (iii) on consecutive business days until completed; (iv) in an expeditious manner so as to minimize interference with Landlord's books and records at Tenant's sole cost and expense; and (v) by an auditor reasonably acceptable to Landlord and Tenant (without limiting other reasons, it will be reasonable for Landlord to disapprove an auditor on the basis that the auditor is paid on a contingency fee basis). Tenant shall pay in a timely manner as required by this Lease any amounts stated as due on the Actual Statement, provided that such payment shall not waive any right to audit and/or dispute by Tenant as set forth herein. Tenant agrees to deliver to Landlord the results of any such audit within ninety
(90) days of completion of the audit. If Tenant does not deliver an Audit Notice as to any Actual Statement within the time frames set forth hereinabove, then such Actual Statement will be conclusively binding on Tenant.

If Tenant's audit reveals that Landlord has overcharged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse Tenant the amount of such overcharge. If the audit reveals that Tenant was undercharged, then within thirty (30) days after the results of the audit are made available to Tenant, Tenant shall reimburse Landlord the amount of such undercharge. Tenant shall pay the cost of such audit, provided that if the audit reveals that Landlord's determination of Tenant's Share of Operating Expenses as set forth in an Actual Statement was in error in Landlord's favor by more than five percent (5%) of the amount paid by Tenant prior to delivering the Audit Notice, then Landlord shall pay the reasonable, third-party cost of such audit incurred by Tenant within thirty (30) days of demand by Tenant. To the extent Landlord must pay the cost of such audit, such cost shall not exceed a reasonable hourly charge for a reasonable amount of hours spent by such third-party in connection with the audit. Landlord shall not be liable for any contingency fee payments to any consultants of Tenant. Tenant agrees to keep the results of the audit and any settlement resulting therefrom confidential and will cause its agents, employees and contractors to keep the same confidential.

5.       SECURITY DEPOSIT.

5.1 DELIVERY OF LETTER OF CREDIT. Within ten (10) days following the delivery of the Premises to Tenant ("LC DELIVERY DATE"), and again within ten
(10) days following the date Landlord gives Tenant written notice that Landlord has disbursed $1,250,000.00 of the Construction Allowance (the "INCREASE DATE"), Tenant shall deliver to Landlord the Security Deposit in the form of an unconditional, irrevocable and renewable letter of credit ("LETTER OF CREDIT") in favor of Landlord in form and issued by a bank with an office (capable of honoring a demand on the Letter of Credit) located in Orange County or San Diego County, California, reasonably satisfactory to Landlord, in the applicable principal amount specified in Section 5.2 below, as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. The Letter of Credit shall state that an authorized officer or other representative of Landlord may make demand on Landlord's behalf for the amount owed by Tenant to Landlord, and that the issuing bank must immediately honor such demand, without qualification or satisfaction of any conditions, except the proper identification of the party making such demand and a certification that Tenant is in default under this Lease, which default is continuing after notice and expiration of any applicable grace period required by this Lease. In addition, the Letter of Credit shall indicate that it is transferable in its entirety by Landlord as beneficiary and that upon receiving written notice of transfer, and upon presentation to the issuer of the original Letter of Credit, the issuer will reissue the Letter of Credit naming such transferee as the beneficiary. If the term of the Letter of Credit held by Landlord will expire prior to the last day of the Term and it is not extended, or a new Letter of Credit for an extended period of time is not substituted, within thirty (30) days prior to the expiration of the Letter of Credit, then Landlord may deliver written notice of such fact to Tenant and if Tenant does not extend the Letter of Credit or substitute a new Letter of Credit within ten (10) days after Tenant's receipt of such notice from Landlord, Landlord shall be entitled to make demand for the principal amount of said Letter of Credit and, thereafter, to hold such funds in accordance with Section 5.3 below. Tenant may, at any time, substitute the Letter of Credit by delivering to Landlord cash in the amount of the required principal of the Letter of Credit.

5.2 INCREASE AND REDUCTION IN PRINCIPAL AMOUNT OF LETTER OF CREDIT. The principal amount of the Letter of Credit shall be as follows:

                                                                                                REQUIRED
                                       PORTION OF TERM                                      PRINCIPAL AMOUNT

                 LC Delivery Date - Increase Date`                                             $1,250,000.00

                 Increase Date - Initial Reduction Date                                        $2,500,000.00

                 First year following Initial Reduction Date                                   $1,000,000.00

                 Second year following Initial Reduction Date                                    $666,666.00

                 Third Year following Initial Reduction Date                                     $333,333.00

                 Remaining Term                                                          Equal to then-current
                                                                                           Monthly Basic Rent

The "INITIAL REDUCTION DATE" shall be the date that the satisfaction of the conditions described in clause (a) below and either of clauses (b) and (c) below occur:

(a) Tenant's receipt of payment from Eli Lilly ("LILLY") and Bristol Myers Squibb ("BMS") upon Acceptance by each company of the Automated Storage and Retrieval module for the Ultra-High Throughput Screening System. Evidence of payment will be provided by Tenant and will include a copy of the check or wire transfer notification and written confirmation by Lilly and BMS that such payment is made for Acceptance of the Automated Storage and Retrieval module. "Acceptance" is defined per existing contract language with BMS and Lilly, which Tenant represents and warrants to Landlord is accurately described as follows:

         (i) BMS: When BMS has determined that all Deliverables for the Automated Storage and Retrieval Module have successfully conformed to or satisfied the Specifications in all material respects, BMS shall give Aurora written notice thereof ("ACCEPTANCE"), in which event BMS shall become obligated to pay such amounts as triggered under this Agreement as a result hereof.

         (ii) LILLY: When the LILLY UHTSS Steering Committee has determined that the Automated Storage and Retrieval module meet the Specifications for such module. Upon Completion (Acceptance) of the Automated Storage and retrieval module at Lilly, Aurora shall give Lilly written notice and Lilly shall become obligated to pay such amounts provided for in the agreement.

(b) Tenant's entering into an agreement with another major pharmaceutical company that is similar in scope and nature to Tenant's existing agreements with BMS and Eli Lilly concerning the production of Tenant's Ultra-HTS system.

(c) Completion of an initial public offering of securities in Tenant traded on a United States stock exchange raising at least Ten Million Dollars ($10,000,000.00) in equity.

Notwithstanding the foregoing, if as of the applicable reduction date set forth above, (i) Tenant is in material default under this Lease, or (ii) Landlord has given Tenant written notice that circumstances exist that would, with notice or lapse of time, or both, constitute a material default, then the principal amount shall not be reduced, unless and until such default or circumstances shall have been fully cured, at which time the principal amount may be reduced as hereinabove described.

5.3 APPLICATION OF LETTER OF CREDIT. The Letter of Credit shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease. If Tenant commits a default with respect to any provision of this Lease, Landlord may (but shall not be required to) draw upon the Letter of Credit and use, apply or retain all or any part of the proceeds for the payment of any sum which is in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Letter of Credit is so used or applied, Tenant shall, within ten (10) days after demand therefor, post an additional Letter of Credit in an amount sufficient to restore the Letter of Credit to the principal amount required under Section 5.2 above. Landlord shall not be required to keep any proceeds from the Letter of Credit separate from its general funds and Tenant shall not be entitled to any interest on such proceeds. Should Landlord sell its interest in the Premises during the Term and if Landlord deposits with the purchaser thereof the Letter of Credit or any proceeds of the Letter of Credit, thereupon Landlord shall be discharged from any further liability with respect to the Letter of Credit and said proceeds.

6.       USE.

6.1 GENERAL. Tenant shall use the Premises solely for the Permitted Use specified in Section 1.12 of the Summary, and shall not use or permit the Premises to be used for any other use or purpose whatsoever without Landlord's consent, which shall not be unreasonably withheld. Tenant shall observe and comply with the "Rules and Regulations" attached hereto as Exhibit "E", and all reasonable non-discriminatory modifications thereof and additions thereto from time to time put into effect and furnished to Tenant by Landlord. Landlord shall endeavor to uniformly enforce the Rules and Regulations, but shall have no liability to Tenant for the violation or non-performance by any other tenant or occupant of the Project of any such Rules and Regulations. Tenant shall, at its sole cost and expense, observe and comply with all requirements of any board of fire underwriters or similar body relating to the Premises, and all laws, statutes, codes, rules and regulations now or hereafter in force relating to or affecting the use, occupancy, alteration or improvement (whether structural or non-structural) of the Premises, including, without limitation, the provisions of Title III of the Americans with Disabilities Act of 1990 as it pertains to Tenant's use, occupancy, improvement and alteration of the Premises. Tenant shall not use or allow the Premises to be used (a) in violation of the Declaration or any other recorded covenants, conditions and restrictions affecting the Project or of any law or governmental rule or regulation, or of any certificate of occupancy issued for the Premises or the Building, or (b) for any improper, immoral, unlawful or reasonably objectionable purpose. Tenant shall not do or permit to be done anything which will obstruct or unreasonably interfere with the rights of other tenants or occupants of the Project, or injure or annoy them. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, the Building or the Project, nor commit or suffer to be committed any waste in, on or about the Premises. Tenant and Tenant's employees and agents shall not solicit business in the Common Area, nor shall Tenant distribute any handbills or other advertising matter in the Common Area.

Notwithstanding the foregoing or anything to the contrary contained in this Lease, Tenant shall not be responsible for compliance with any laws, statutes, codes, ordinances, rules, regulations or other governmental directives (collectively, "APPLICABLE LAWS") where such compliance is not specifically related to or required by Tenant's particular use, occupancy or alteration of the Premises. For example, if any governmental authority should require the Building or the Premises to be structurally strengthened against earthquake, or should require the removal of asbestos from the Premises and such measures are imposed as a general requirement applicable to all tenants rather than as a condition to or a result of Tenant's particular use, occupancy or alteration of the Premises, such work shall be performed by and (except to the extent such cost is a permissible Operating Expense) at the sole cost of Landlord.

6.2 PARKING. Tenant and its employees shall park their vehicles only in those portions of the Common Area from time to time designated for such purpose by Landlord. Subject to Sections 18 and 19, Landlord shall maintain a parking ratio at the Project of at least 3.5 spaces per 1000 rentable square feet of leased space at the Project, and shall designate five (5) spaces near the front entrance of the Building for use by visitors of the Building. The use of the parking area shall be subject to the Parking Rules and Regulations attached hereto as Exhibit "E" and any other reasonable, non-discriminatory rules and regulations adopted by Landlord from time to time. Tenant shall be responsible for ensuring that its employees comply with all the provisions of this Section and such other parking rules and regulations as may be adopted and implemented by Landlord from time to time.

6.3 SIGNS, AWNINGS AND CANOPIES. Tenant will not place or suffer to be placed or maintained on the roof or on any exterior door, wall or window (or within 48 inches of any window) of the Premises any sign, awning or canopy, or advertising matter on the glass of any window or door of the Premises without Landlord's prior written consent which shall not be unreasonably withheld. Tenant agrees to maintain any such sign, awning, canopy, decoration, lettering or advertising matter as may be approved by Landlord in good condition and repair at all times. At the expiration or earlier termination of this Lease, at Landlord's election, Tenant shall remove all signs, awnings, canopies, decorations, lettering and advertising and shall repair any damage to the Building, the Premises or the Project resulting therefrom all at Tenant's sole cost and expense. If Tenant fails to maintain any such approved sign, awning, decoration, lettering, or advertising, Landlord may do so and Tenant shall reimburse Landlord for such cost. If, without Landlord's prior written consent, Tenant installs any sign, awning, decoration, lettering or advertising, or fails to remove any such item(s) at the expiration or earlier termination of this Lease, Landlord may have such item(s) removed and stored and may repair any damage to the Building, the Premises or the Project at Tenant's expense. The removal, repair and/or storage costs shall bear interest until paid at the maximum rate allowed by law.

Notwithstanding the foregoing, Tenant shall have the non-exclusive right to place its name on the monument sign at the Project and the non-exclusive right to place its name on a sign on the Building, all in compliance with applicable laws and subject to Landlord's reasonable approval. Subject to compliance with all applicable laws and Landlord's reasonable approval, Tenant may replace the existing monument sign with a larger one, and upon the lien-free completion thereof Landlord will reimburse Tenant one-third (1/3) of the pre-approved actual costs thereof. Tenant's signage on the monument sign will be in a priority position over other tenants of the Project. Tenant's rights under this paragraph shall be personal to Tenant and any Permitted Transferee.

6.4      HAZARDOUS MATERIALS.

(a) Except for ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household cleaning materials (some or all of which may constitute "Hazardous Materials" as defined in this Lease), Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Building, the Common Areas or any other portion of the Project by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, "TENANT'S PARTIES"), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Concurrently with the execution of this Lease, Tenant agrees to complete and deliver to Landlord an Environmental Questionnaire in the form of Exhibit "G" attached hereto. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Project or any portion thereof by Tenant or any of Tenant's Parties. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord's partners, officers, directors, employees, agents, successors and assigns (collectively, "LANDLORD INDEMNIFIED PARTIES") from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project and which are caused or permitted by Tenant or any of Tenant's Parties. Tenant agrees to promptly notify Landlord of any release of Hazardous Materials in the Premises, the Building or any other portion of the Project which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. In the event of any release of Hazardous Materials caused or permitted by Tenant or any of Tenant's Parties, Landlord shall have the right, but not the obligation, to cause Tenant to immediately take all steps Landlord deems necessary or appropriate to remediate such release and prevent any similar future release to the satisfaction of Landlord. At all times during the Term of this Lease, Landlord will have the right, but not the obligation, to enter upon the Premises to inspect, investigate, sample and/or monitor the Premises to determine if Tenant is in compliance with the terms of this Lease regarding Hazardous Materials. As used in this Lease, the term "HAZARDOUS MATERIALS" shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), and freon and other chlorofluorocarbons. The provisions of this Section 6.4 will survive the expiration or earlier termination of this Lease.

(b) Landlord represents and warrants to Tenant that as of the date of this Lease and to Landlord's actual knowledge and except as disclosed in that certain Phase 1 dated December 18, 1996, prepared by Dames & Moore
         (i) there are no Hazardous Materials in, on, under, below or otherwise located on or about the Premises in violation of applicable law, and
         (ii) there has been no release or migration of any Hazardous Materials in violation of applicable law onto, beneath, upon or about the Premises.

(c) Notwithstanding the foregoing, Landlord consents to the storage and use at the Premises, and disposal from the Premises, of certain Hazardous Materials upon the following conditions:

         (i) The Hazardous Materials are only those materials that are necessary from time to time for the initial Permitted Use described in Section 1.12 of the Summary;

         (ii) The storage, use and disposal of the Hazardous Materials complies with all applicable laws, and Tenant provides to Landlord promptly following the preparation thereof a copy of Tenant's quarterly injury and illness prevention program inspection (which inspection Tenant agrees to perform on at least a quarterly basis);

         (iii) The storage, use and disposal of the Hazardous Materials does not result in objectionable odors or health hazards to other tenants or occupants of the Project;

         (iv) Tenant obtains and maintains all permits and approvals necessary for the storage, use and disposal of the Hazardous Materials;

         (v) Tenant has not assigned this Lease to any third party (other than to a Permitted Transferee);

         (vi) On the first day of each calendar year during the Term, Tenant shall deliver to Landlord a disclosure statement containing the following:

                  (1) A list containing all Hazardous Materials and the quantities thereof stored, used or disposed from the Premises during the preceding calendar year;

                  (2) A statement that (A) the use, storage and disposal of such Hazardous Materials complies with all applicable laws, (B) Tenant has all necessary permits and approvals for the use, storage and disposal thereof, and (C) identifies the method of disposal of such Hazardous Materials; and

                  (3) Copies of all necessary permits and approvals relating to the use, storage and disposal of such Hazardous Materials to the extent not previously delivered to Landlord;

         (vii) Tenant shall immediately advise Landlord in writing of, and provide Landlord a copy of:

                  (1) Any notice of violation or potential or alleged violation of any law concerning Hazardous Materials received by Tenant from any governmental agency;

                  (2) Any and all inquiry, investigation, enforcement, clean-up, removal or governmental or regulatory actions instituted or threatened relating to Tenant or the Premises; and

                  (3) All claims made or threatened by any third party against Tenant or the Premises relating to any Hazardous Materials.

         (viii) The provisions of this subparagraph (c) shall not apply to the storage, use and disposal of Hazardous Materials by a subtenant, unless the subtenant is a Permitted Transferee.

In the event any of the preceding conditions are not satisfied, Tenant shall immediately cease the use, storage and disposal of Hazardous Materials until all such conditions are satisfied. Landlord's consent to the use, storage and disposal of such Hazardous Materials shall not constitute an assumption of the risk respecting the same and Tenant shall indemnify, protect, defend and hold the Landlord Indemnified Parties harmless from and against the same as required by this Section 6.4.

6.5 REFUSE AND SEWAGE. Tenant agrees not to keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and agrees to regularly and frequently remove same from the Premises. Tenant shall keep all containers or other equipment used for storage of such materials in a clean and sanitary condition. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system for the disposal of anything except as permitted by law. Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition. If the volume of Tenant's trash becomes excessive in Landlord's judgment, Landlord shall have the right to charge Tenant for additional trash disposal services and/or to require that Tenant contract directly for additional trash disposal services at Tenant's sole cost and expense.

6.6 PEST CONTROL. Tenant shall, at its own cost, retain a licensed, bonded professional pest and sanitation control service to perform inspections of the Premises as needed for the purpose of eliminating infestation by and controlling the presence of insects, rodents and vermin and shall promptly cause any corrective or extermination work recommended by such service to be performed. Such work shall be performed pursuant to a written contract, a copy of which shall be delivered to Landlord by Tenant upon request.

6.7 EXTRAORDINARY SERVICES. If Landlord incurs Operating Expenses or other costs for any increase in services provided to or for the benefit of Tenant above those services normally provided by Landlord to the other tenants in the Project and such increased services or costs result from any act, conduct, extraordinary use and/or special request by Tenant or its employees or customers, Tenant agrees to reimburse Landlord for the costs of such extraordinary services, within thirty (30) days of delivery to Tenant of written invoice for such extraordinary services. By way of example only, if Tenant should request or if Tenant's business operation should require extraordinary security services, lighting, cleaning and/or repair, such extraordinary services may be billed directly to Tenant as provided in this Section 6.7 and shall be reimbursed by Tenant to Landlord as provided herein.

7. PAYMENTS AND NOTICES. All rent and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the address designated in
Section 1.1 of the Summary, or to such other persons and/or at such other places as Landlord may hereafter designate in writing. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by nationally recognized overnight courier or express mailing service), or by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at the address(es) designated in Section
1.2 of the Summary, or to Landlord at the address(es) designated in Section 1.1 of the Summary. Either party may, by written notice to the other, specify a different address for notice purposes.

8. BROKERS. The parties recognize that the broker(s) who negotiated this Lease are stated in Section 1.13 of the Summary, and agree that Landlord shall be solely responsible for the payment of brokerage commissions to said broker(s), and that Tenant shall have no responsibility therefor unless written provision to the contrary has been made. Each party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Any broker, agent or finder of Tenant whom Tenant has failed to disclose herein shall be paid by Tenant. Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein. Landlord shall indemnify, protect, defend (by counsel reasonably approved in writing by Tenant) and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from any breach by Landlord of the foregoing representation, including, without limitation, any claims that may be asserted against Tenant by any broker, agent or finder undisclosed by Landlord herein. The foregoing indemnities shall survive the expiration or earlier termination of this Lease.

9.       SURRENDER; HOLDING OVER.

9.1 SURRENDER OF PREMISES. Upon the expiration or sooner termination of this Lease, Tenant shall surrender all keys for the Premises to Landlord, and Tenant shall deliver exclusive possession of the Premises to Landlord broom clean and in good condition and repair, reasonable wear and tear and casualty damage excepted), with all of Tenant's personal property (and those items, if any, of Tenant Improvements and Tenant Changes identified by Landlord pursuant to Section 12.2 below) removed therefrom and all damage caused by such removal repaired, as required pursuant to Sections 12.2 and 12.3 below. If, for any reason, Tenant fails to surrender the Premises on the expiration or earlier termination of this Lease (including upon the expiration of any subsequent month-to-month tenancy consented to by Landlord pursuant to Section 9.2 below), with such removal and repair obligations completed, then, in addition to the provisions of Section 9.3 below and Landlord's rights and remedies under Section
12.4 and the other provisions of this Lease, Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including reasonable attorneys' fees and court costs) resulting from such failure to surrender, including, without limitation, any claim made by any succeeding tenant based thereon. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

9.2 HOLDING OVER. If without Landlord's consent, Tenant holds over after the expiration or earlier termination of the Lease Term, Tenant shall become a tenant at sufferance only, upon the terms and conditions set forth in this Lease so far as applicable (including Tenant's obligation to pay all Common Area Expenses and any other additional rent under this Lease), but at a Monthly Basic Rent equal to one hundred twenty-five percent (125%) of the Monthly Basic Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a hold over hereunder or result in an extension of this Lease.

9.3      NO EFFECT ON LANDLORD'S RIGHTS. The foregoing provisions of this
Section 9 are in addition to, and do not affect, Landlord's right of re-entry or any other rights of Landlord hereunder or otherwise provided at law or in equity.

10.      TAXES.

10.1 REAL PROPERTY TAXES. Tenant agrees to pay its pro rata share of all general and special real property taxes, assessments (including, without limitation, change in ownership taxes or assessments), liens, bond obligations, license fees or taxes and any similar impositions in-lieu of other impositions now or previously within the definition of real property taxes or assessments (collectively "REAL PROPERTY TAXES") which may be levied or assessed by any lawful authority against the Project applicable to the period from the Commencement Date until the expiration or sooner termination of this Lease. Tenant's pro rata share shall be apportioned according to the floor area of the Premises as it relates to the total leasable floor area of the Building or buildings located within the Project (including the Premises). Notwithstanding the foregoing provisions, if the Real Property Taxes are not levied and assessed against the entire Project by means of a single tax bill (i.e., if the Project is separated into two (2) or more separate tax parcels for purposes of levying and assessing the Real Property Taxes), then, at Landlord's option, Tenant shall pay Tenant's pro rata share of all Real Property Taxes which may be levied or assessed by any lawful authority against the land and improvements of the separate tax parcel on which the Building containing the Premises is located. Tenant's pro rata share under such circumstances shall be apportioned according to the floor area of the Premises as it relates to the total leasable floor area of the Building or buildings situated in the separate tax parcel in which the Premises is located.

All Real Property Taxes for the tax year in which the Commencement Date occurs and for the tax year in which this Lease terminates shall be apportioned and adjusted so that Tenant shall not be responsible for any Real Property Taxes for a period of time occurring prior to the Commencement Date or subsequent to the expiration of the Term.

The amount to be paid pursuant to the provisions of this Section 10.1 shall be paid monthly in advance as part of Tenant's Monthly Operating Expense Charge as estimated by Landlord based on the most recent tax bills and estimates of reappraised values (if reappraisal is to occur), commencing with the month (or partial month on a prorated basis if such be the case) that the Commencement Date occurs. The initial estimated monthly charge for Tenant's pro rata share of Real Property Taxes is included in the Monthly Operating Expense Charge as provided in Section 4.

If at any time during the Term under the laws of the United States, or the state, county, municipality, or any political subdivision thereof in which the Project is located, a tax or excise on rent or any other tax however described is levied or assessed by any such political body against Landlord on account of rent payable to Landlord hereunder or any tax based on or measured by expenditures made by Tenant on behalf of Landlord, such tax or excise shall be considered "Real Property Taxes" for purposes of this Section 10.1, and shall be payable in full by Tenant. At Landlord's option, such taxes or excises shall be payable monthly in advance on an estimated basis as provided in this Section
10.1 or shall be payable within ten (10) days after Tenant's receipt of the tax bill therefor from Landlord.

10.2 PERSONAL PROPERTY TAXES. Tenant shall be liable for, and shall pay before delinquency, all taxes and assessments (real and personal) levied against
(a) any personal property or trade fixtures placed by Tenant in or about the Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures); and (b) any Tenant Improvements or alterations in the Premises (whether installed and/or paid for by Landlord or Tenant). If any such taxes or assessments are levied against Landlord or Landlord's property,

Landlord may, after written notice to Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, and Tenant shall reimburse Landlord therefor within ten (10) business days after demand by Landlord; provided, however, Tenant, at its sole cost and expense, shall have the right, with Landlord's cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes and assessments so paid under protest.

10.3 TENANT'S PAYMENT OF CERTAIN TAX EXPENSES. Notwithstanding anything to the contrary contained in this Lease, in the event that, at any time during the initial Term, a change in ownership of the Project is consummated, and as a result thereof, and to the extent that in connection therewith, the Project is reassessed (the "REASSESSMENT") for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13, then the terms of this Section 10.3 shall apply to such Reassessment. This Section 10.3 shall not apply during any Option Period.

(a) THE TAX INCREASE. For purposes of this Article 10, the term "TAX INCREASE" shall mean that portion of the Real Property Taxes, as calculated immediately following the Reassessment, which is attributable solely to the Reassessment. Accordingly, the term Tax Increase shall not include any portion of the Real Property Taxes, as calculated immediately following the Reassessment, which (i) is attributable to the initial assessment of the value of the Project,
         (ii) is attributable to assessments which were pending immediately prior to the Reassessment which assessments were conducted during, and included in, such Reassessment, or which assessments were otherwise rendered unnecessary following the Reassessment, or (iii) is attributable to the annual inflationary increase of Real Property Taxes.

(b) PROTECTION. Tenant shall be obligated to pay Tenant's pro rata share of the first Tax Increase, but Tenant shall not be obligated to pay any portion of any subsequent Tax Increase.

(c) LANDLORD'S RIGHT TO PURCHASE THE PROPOSITION 13 PROTECTION AMOUNT ATTRIBUTABLE TO A PARTICULAR REASSESSMENT. The amount of Real Property Taxes which Tenant is not obligated to pay or will not be obligated to pay during the Term in connection with a particular Reassessment pursuant to the terms of Section 10.3 shall be sometimes referred to hereafter as a "PROPOSITION 13 PROTECTION AMOUNT." If the occurrence of a Reassessment is reasonably foreseeable by Landlord and the Proposition 13 Protection Amount attributable to such Reassessment can be reasonably quantified or estimated for each year commencing with the year in which the Reassessment will occur, the terms of this Section 10.3(c) shall apply to each such Reassessment. Upon notice to Tenant, Landlord shall have the right to purchase the Proposition 13 Protection Amount relating to the applicable Reassessment (the "APPLICABLE REASSESSMENT"), at any time, by paying to Tenant an amount equal to the "PROPOSITION 13 PURCHASE PRICE," as that term is defined below. As used herein, "PROPOSITION 13 PURCHASE PRICE" shall mean the present value of the Proposition 13 Protection Amount remaining during the Term, as of the date of payment of the Proposition 13 Purchase Price by Landlord. Such present value shall be calculated (i) by using the portion of the Proposition 13 Protection Amount attributable to each remaining year during the Term that such protection is available (as though the portion of such Proposition 13 Protection Amount benefited Tenant at the end of each year), as the amounts to be discounted, and (ii) by using discount rates for each amount to be discounted equal to (A) the prime interest rate, as reported in the Wall Street Journal as of the date of Landlord's exercise of its right to purchase plus (B) two percent (2%) per annum. Upon such payment of the Proposition 13 Purchase Price, the provisions of Section 10.3(b) shall not apply to any Tax Increase attributable to the Applicable Reassessment. As Landlord will estimate the Proposition 13 Purchase Price because a Reassessment has not yet occurred, then when such Reassessment occurs, if Landlord has underestimated the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, Tenant's rent next due shall be credited with the amount of such underestimation, and if Landlord overestimates the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, rent next due shall be increased by the amount of the overestimation.

11.      POSSESSION; CONDITION OF PREMISES; REPAIRS.

11.1 DELIVERY OF POSSESSION. Landlord will deliver possession of the Premises to Tenant in its current "as-is" condition (subject, however, to Section 11.2) on or before the date required by Section 1.7 of the Summary. If, for any reason not caused by Tenant, Landlord cannot deliver possession of the Premises to Tenant by the date required by Section 1.7 of the Summary, this Lease will not be void or voidable, nor will Landlord be liable to Tenant for any loss or damage resulting from such delay. If the delay in possession is caused by Tenant, then the Term and Tenant's obligation to pay rent will commence as of the date the Commencement Date would have occurred but for Tenant's delay, even though Tenant does not yet have possession. Notwithstanding the foregoing, Landlord will not be obligated to deliver possession of the Premises to Tenant (but Tenant will be liable for rent if Landlord can otherwise deliver the Premises to Tenant) until Landlord has received from Tenant all of the following: (i) a copy of this Lease fully executed by Tenant; (ii)the first installment of Monthly Basic Rent; and (iii) copies of policies of insurance or certificates thereof as required under Section 21 of this Lease. Notwithstanding anything to the contrary contained herein, if Landlord has not delivered the Premises to Tenant within fifteen (15) days from the date hereof for any reason, including but not limited to force majeure delays, Tenant shall have the right thereafter (but prior to delivery of the Premises) to cancel this Lease by giving Landlord written notice thereof, and upon such cancellation, Landlord shall return all sums theretofore deposited by Tenant with Landlord, and neither party shall have any further liability to the other hereunder.

11.2 CONDITION OF PREMISES. Tenant acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project or their condition, or with respect to the suitability thereof for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Project, the Premises, the Tenant Improvements therein, the Building and the Common Areas were at such time complete and in good, sanitary and satisfactory condition and repair and without any obligation on Landlord's part to make any alterations, upgrades or improvements thereto. Notwithstanding anything to the contrary in Section 11.1 or this Section 11.2, as of the Commencement Date (i) all plumbing, electrical, HVAC and mechanical systems in the Premises shall be in good working order (with the exception of failures to such systems caused by Tenant and the repairs needed to the HVAC system identified in the Due Diligence Report dated December 11, 1996 prepared by Weather Engineering, the responsibility of which will be Tenant's at its cost and expense, but with respect to the HVAC repairs, subject to reimbursement by Landlord from the Construction Allowance) and (ii) the Common Areas shall comply with Title III of the Americans with Disabilities Act of 1990 (the "ACT") and all other laws applicable thereto (but without regard to the Tenant Improvements, for which Tenant shall be responsible to ensure compliance with the Act and all other laws applicable thereto). In the event it is determined that the condition of the Premises or Common Areas is not as required by this
Section 11.2, then it shall be the obligation of Landlord, after written notice from Tenant, to promptly, at Landlord's sole cost and expense, rectify any such condition. In the event Tenant does not give Landlord written notice that any of the plumbing, electrical, HVAC or mechanical systems are not in good working order within eighteen (18) days from the Commencement Date, the correction of same shall be the responsibility of Tenant at Tenant's cost.

Landlord warrants that: (i) as of the date hereof and as of the Commencement Date Landlord has no actual knowledge of any material defects in the Premises or Building which could reasonably be expected by Landlord to unreasonably interfere with Tenant's use and enjoyment of the Premises (however, this warranty shall not apply to defects caused by Tenant); (ii) as of the date hereof, Landlord is the fee owner of the Premises and has the right and authority to lease the Premises to Tenant on the terms and conditions set forth in the Lease; and (iii) as of the Commencement Date, or as soon thereafter as is reasonably practicable, Landlord shall complete its currently planned improvements to the exterior of the Building. As the exclusive remedy for a breach of the foregoing warranties, Landlord shall, promptly following written notice thereof from Tenant, correct any violation of the foregoing warranties at Landlord's sole cost and expense. Subject to the foregoing warranties, by entry upon the Premises, Tenant agrees to accept the Premises in their "as is" condition.

Notwithstanding the foregoing, Tenant acknowledges that certain repairs to the Premises are needed due to vandalism, and that Tenant will be responsible for the repair of same, subject to reimbursement by Landlord from the Construction Allowance.

11.3 LANDLORD'S REPAIR OBLIGATIONS. Except as provided in Section 11.2 above, Landlord shall, as part of the Operating Expenses, repair, maintain and replace, as necessary, (a) the Building shell and other structural portions of the Building (including the roof and foundations), (b) the basic plumbing, heating, ventilating, air conditioning, sprinkler and electrical systems within the Building core (but not any conduits or connections thereto or distribution systems thereof within the Premises or any other tenant's premises), and (c) the Common Areas of the Project; provided, however, to the extent such maintenance or repairs are required as a result of any act, neglect, fault or omission of Tenant or any of Tenant's agents, employees, contractors, licensees or invitees, Tenant shall pay to Landlord, as additional rent, the costs of such maintenance and repairs. Landlord shall not be liable to Tenant for failure to perform any such repairs or maintenance, unless Landlord shall fail to make such repairs and such failure shall continue for an unreasonable time following written notice from Tenant to Landlord of the need for such repairs. Without limiting the foregoing, Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Section 1942 and any successive sections or statutes of a similar nature).

11.4 TENANT'S REPAIR OBLIGATIONS. Except for Landlord's obligations specifically set forth in Sections 11.2, 11.3, 18.1 and 19.2 hereof, Tenant shall at all times and at Tenant's sole cost and expense, keep, maintain, clean, repair and preserve and replace, as necessary, the Premises and all parts thereof including, without limitation, all Tenant Improvements, Tenant Changes, utility meters, pipes and conduits, all heating, ventilating and air conditioning systems located within the Premises, all fixtures, furniture and equipment, Tenant's storefront and signs, if any, locks, closing devices, security devices, windows, window sashes, casements and frames, floors and floor coverings, shelving, restrooms, if any, and any alterations, additions and other property located within the Premises in good condition and repair, reasonable wear and tear excepted. Tenant shall replace, at its expense, any and all plate and other glass in and about the Premises which is damaged or broken from any cause whatsoever except due to the gross negligence or willful misconduct of Landlord, its agents or employees. Such maintenance and repairs shall be performed with due diligence, lien-free and in a good and workmanlike manner, by licensed contractor(s) which are selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold or delay. Except as otherwise expressly provided in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, renovate, redecorate or paint all or any part of the Premises.

12.      ALTERATIONS.

12.1     TENANT CHANGES; CONDITIONS.

(a) Tenant shall not make any alterations, additions, improvements or decorations to the Premises (collectively, "TENANT CHANGES," and individually, a "TENANT CHANGE") unless Tenant first obtains Landlord's prior written approval thereof, which approval Landlord shall not unreasonably withhold. Notwithstanding the foregoing, Landlord's prior approval shall not be required for any Tenant Change which satisfies all of the following conditions (hereinafter a "PRE-APPROVED CHANGE"):
         (i) the costs of such Tenant Change does not exceed Twenty-Five Thousand Dollars ($25,000.00) individually; (ii) the costs of such Tenant Change when aggregated with the costs of all other Tenant Changes made by Tenant during the Term of this Lease do not exceed One Hundred Thousand Dollars ($100,000.00); (iii) Tenant delivers to Landlord final plans, specifications and working drawings for such Tenant Change at least ten (10) days prior to commencement of the work thereof; (iv) the Tenant Change does not affect the mechanical, electrical, plumbing or life safety systems of the Premises, the roof or structural components of the Premises or the exterior of the Premises; and (v) Tenant and such Tenant Change otherwise satisfy all other conditions set forth in this Section 12.1.

(b) All Tenant Changes shall be performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) lien-free and in a good and workmanlike manner; (iii) in compliance with all laws, rules and regulations of all governmental agencies and authorities including, without limitation, the provisions of Title III of the Americans with Disabilities Act of 1990; (iv) in such a manner so as not to unreasonably interfere with the occupancy of any other tenant in the Building or any other building located within the Project, nor impose any additional expense upon nor delay Landlord in the maintenance and operation of the Building or any other building located within the Project; and (v) at such times, in such manner and subject to such rules and regulations as Landlord may from time to time reasonably designate.

(c) Throughout the performance of the Tenant Changes, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and commercial general liability insurance in compliance with the provisions of Section 20 of this Lease.

12.2 REMOVAL OF TENANT CHANGES AND TENANT IMPROVEMENTS. All Tenant Changes and the initial Tenant Improvements in the Premises (whether installed or paid for by Landlord or Tenant), shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term of this Lease; provided, however, Landlord may, by written notice delivered to on or before the expiration of the Lease Term (or upon any sooner termination of this Lease) identify those items of the initial Tenant Improvements and Tenant Changes which Landlord shall require Tenant to remove at the end of the Term of this Lease. If Landlord requires Tenant to remove any such items as described above, Tenant shall, at its sole cost, remove the identified items on or before the expiration or sooner termination of this Lease and repair any damage to the Premises caused by such removal (or, at Landlord's option, shall pay to Landlord all of Landlord's costs of such removal and repair).

Notwithstanding anything to the contrary contained herein, Tenant shall not be required to remove (i) any of the initial Tenant Improvements constructed by or on behalf of Tenant, and (ii) any Tenant Change for which Tenant has obtained Landlord's consent (unless at the time of Landlord's granting of such consent, Landlord required the removal of such Tenant Change as a condition to such consent). Tenant shall be entitled, but not required, to remove the following described items, provided Tenant repairs any damage to the Premises caused by such removal: phone system and security system (if Tenant elects to remove any such system, Tenant shall also remove all wiring associated with such system.

12.3 REMOVAL OF PERSONAL PROPERTY. All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including business and trade fixtures, furniture and movable partitions) shall be, and remain, the property of Tenant, and shall be removed by Tenant from the Premises, at Tenant's sole cost and expense, on or before the expiration or sooner termination of this Lease. Tenant shall repair any damage caused by such removal.

12.4 TENANT'S FAILURE TO REMOVE. If Tenant fails to remove by the expiration or sooner termination of this Lease all of its personal property, or any items of Tenant Improvements or Tenant Changes identified by Landlord for removal pursuant to Section 12.2 above, Landlord may, (without liability to Tenant for loss thereof), at Tenant's sole cost and in addition to Landlord's other rights and remedies under this Lease, at law or in equity: (a) remove and store such items in accordance with applicable law; and/or (b) upon ten (10) days' prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord may obtain as permitted under applicable law. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord's reasonable attorneys' fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

13. LIENS. Tenant shall not permit any mechanic's, materialmen's or other liens to be filed against all or any part of the Project, the Building or the Premises, nor against Tenant's leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant's agents, employees, contractors, licensees or invitees. Tenant shall, at Landlord's request, provide Landlord with enforceable, conditional and final lien releases (and other reasonable evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials with respect to the Premises. Landlord shall have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant shall, at its sole cost, immediately cause such lien to be released of record or bonded so that it no longer affects title to the Project, the Building or the Premises. If Tenant fails to cause such lien to be so released or bonded within twenty (20) days after filing thereof, Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord within five (5) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.

14.      ASSIGNMENT AND SUBLETTING.

14.1 RESTRICTION ON TRANSFER. Tenant will not assign or encumber this Lease in whole or in part, nor sublet all or any part of the Premises (collectively and individually, a "TRANSFER"), without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold, except as provided in this Section 14. The consent by Landlord to any Transfer shall not constitute a waiver of the necessity for such consent to any subsequent Transfer. This prohibition against Transfers shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease is Transferred by Tenant, or if the Premises or any part thereof are Transferred or occupied by any person or entity other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved during any time that a default (after notice and expiration of applicable grace periods) exists hereunder. No such Transfer, occupancy or collection shall be deemed a waiver on the part of Landlord, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained unless expressly made in writing by Landlord. Irrespective of any Transfer, Tenant shall remain fully liable under this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease. Without limiting in any way Landlord's right to withhold its consent on any reasonable grounds, it is agreed that Landlord will not be acting unreasonably in refusing to consent to a

Transfer if, in Landlord's opinion, (i) the net worth or financial capabilities of such assignee or subtenant is less than that of Tenant at the date hereof,
(ii) the proposed assignee or subtenant does not have the financial capability to fulfill the obligations imposed by the Transfer, (iii) the proposed Transfer involves a change of use of the Premises from that specified herein, or (iv) the proposed assignee or subtenant is not, in Landlord's reasonable opinion, of reputable or good character or consistent with Landlord's desired tenant mix for the Project. Any proposed assignee or subtenant which Landlord does not disapprove shall be deemed a "PERMITTED BUSINESS." If Tenant is a corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of fifty percent (50%) shall be deemed an assignment within the meaning and provisions of this Section 14.1.

Notwithstanding anything to the contrary contained in this Lease, Landlord agrees that Tenant may assign this Lease or sublet the Premises, or any portion thereof, without Landlord's consent, to any entity which controls, is controlled by, or is under common control with Tenant; to any entity which results from a reincorporation, merger or consolidation with Tenant; to any entity engaged in a joint venture with Tenant; or to any entity that acquires all or substantially all of the stock or assets of Tenant, (hereinafter each a "PERMITTED TRANSFER" or "PERMITTED TRANSFEREE," as applicable), provided (i) with respect to any entity that acquires all or substantially all of the stock or assets of Tenant or an entity that results from a merger or consolidation (i.e., where Tenant is not the surviving entity), such Permitted Transferee has a net worth equal to Tenant's as of the date hereof, (ii) Tenant gives Landlord written notice of the Permitted Transfer at least ten (10) days prior to the effective date thereof, which notice provides Landlord with sufficient information to verify the satisfaction of the criteria for a Permitted Transfer, (iii) in the case of an assignment of this Lease, the Permitted Transferee assumes the obligations of Tenant hereunder pursuant to an instrument reasonably acceptable to Landlord, and (iv) the Permitted Transfer is effectuated for a bona fide business purpose and not as a means to avoid Tenant's obligations under this Lease. In addition, any sale or transfer of the capital stock of Tenant shall be deemed a Permitted Transfer if (1) such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Tenant, or (2) Tenant becomes a publicly traded corporation, or (3) such sale or transfer is made to any publicly traded corporation. Without limiting the generality of the foregoing, Landlord shall have no right to any sums or other economic consideration resulting from any Permitted Transfer as otherwise permitted in Section 14.4 and shall have no right to terminate this Lease as a result of any Permitted Transfer as otherwise permitted in Section 14.3.

14.2 TRANSFER NOTICE. If Tenant desires to effect a Transfer, then at least thirty (30) days prior to the date when Tenant desires the Transfer to be effective (the "TRANSFER DATE"), Tenant agrees to give Landlord a notice (the "TRANSFER NOTICE"), stating the name, address and business of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as "TRANSFEREE"), reasonable information (including references) concerning the character, ownership, and financial condition of the proposed Transferee, the Transfer Date, any ownership or commercial relationship between Tenant and the proposed Transferee, and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord may reasonably require.

14.3 LANDLORD'S OPTIONS. Within fifteen (15) days of Landlord's receipt of any Transfer Notice, and any additional information requested by Landlord concerning the proposed Transferee's financial responsibility, Landlord will notify Tenant of its election to do one of the following: (i) consent to the proposed Transfer subject to such reasonable conditions as Landlord may impose in providing such consent; or (ii) refuse such consent, which refusal shall be on reasonable grounds.

14.4 ADDITIONAL CONDITIONS. A condition to Landlord's consent to any Transfer of this Lease will be the delivery to Landlord of a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, in form and substance reasonably satisfactory to Landlord. Tenant agrees to pay to Landlord, as additional rent, one-half (1/2) of all sums and other consideration payable to and for the benefit of Tenant by the Transferee in excess of the rent payable under this Lease for the same period and portion of the Premises. In calculating excess rent or other consideration which may be payable to Landlord under this Section, Tenant will be entitled to deduct commercially reasonable third party brokerage commissions and attorneys' fees and other amounts reasonably and actually expended by Tenant in connection with such assignment or subletting (together with the unamortized cost of any Tenant Improvements or Tenant Changes paid by Tenant in excess of the Construction Allowance, which unamortized cost shall be amortized over the remaining term of this Lease) if acceptable written evidence of such expenditures is provided to Landlord. No Transfer (including a Permitted Transfer) will release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. During any time that a default (after notice and expiration of applicable grace periods) exists hereunder, Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. If Tenant effects a Transfer (including a Permitted Transfer) or requests the consent of Landlord to any Transfer (including a Permitted Transfer) (whether or not such Transfer is consummated), then, upon demand, and as a condition precedent to Landlord's consideration of the proposed assignment or sublease, Tenant agrees to pay Landlord's reasonable attorneys' fees and costs and other costs actually incurred by Landlord in reviewing such proposed assignment or sublease.

15. ENTRY BY LANDLORD. Landlord and its employees and agents shall at all reasonable times have the right to enter the Premises to inspect the same, to supply any service required to be provided by Landlord to Tenant under this Lease, to exhibit the Premises to prospective lenders or purchasers (or during the last year of the Term, to prospective tenants), to post notices of non-responsibility, and/or to alter, improve or repair the Premises or any other portion of the Building, all without being deemed guilty of or liable for any breach of Landlord's covenant of quiet enjoyment or any eviction of Tenant, and without abatement of rent. In exercising such entry rights, Landlord shall endeavor to minimize, as reasonably practicable, the interference with Tenant's business, and shall provide Tenant with reasonable advance written notice of such entry (except in emergency situations). Landlord shall have the means which Landlord may deem proper to open Tenant's doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, or grounds for any abatement or reduction of rent and Landlord shall not have any liability to Tenant for any damages or losses on account of any such entry by Landlord except, subject to the provisions of Section 22.1, to the extent of Landlord's gross negligence or willful misconduct, but Landlord shall promptly repair, at its sole cost, all damage caused by its entry to the extent such damage is not covered by insurance Tenant carries or is required to carry hereunder.

16. UTILITIES AND SERVICES. Tenant shall be solely responsible for and shall promptly pay all charges for heat, air conditioning, water, gas, electricity or any other utility used, consumed or provided in, furnished to or attributable to the Premises at the rates charged by the supplying utility companies and/or Landlord. Should Landlord elect to supply any or all of such utilities, Tenant agrees to purchase and pay for the same as additional rent as apportioned by Landlord. The rate to be charged to Landlord to Tenant shall not exceed the rate charged to Landlord by any supplying utility. Tenant shall reimburse Landlord within ten (10) days of billing for fixture charges and/or water tariffs, if applicable, which are charged to Landlord by local utility companies. Landlord will notify Tenant of this charge as soon as it becomes known. This charge will increase or decrease with current charges being levied against Landlord, the Premises or the Building by the local utility company, and will be due as additional rent. In no event shall Landlord be liable for any interruption or failure in the supply of any such utility services to Tenant unless such interruption or failure is caused by a default hereunder by Landlord or by Landlord's gross negligence or willful misconduct, in which event Landlord will be liable for damages caused by such interruption to the extent such damages are not covered by the insurance Tenant maintains or is required to maintain hereunder.

17.      INDEMNIFICATION AND EXCULPATION.

17.1 TENANT'S ASSUMPTION OF RISK AND WAIVER. Except to the extent such matter is not covered by the insurance required to be maintained by Tenant under this Lease and such matter is attributable to the gross negligence or willful misconduct of Landlord, Landlord shall not be liable to Tenant, Tenant's employees, agents or invitees for: (i) any damage to property of Tenant, or of others, located in, on or about the Premises, (ii) the loss of or damage to any property of Tenant or of others by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, appliance of plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, or (iv) any such damage caused by other tenants or persons in the Premises, occupants of adjacent property of the Project, or the public, or caused by operations in construction of any private, public or quasi-public work. Landlord shall in no event be liable for any consequential damages or loss of business or profits and Tenant hereby waives any and all claims for any such damages. All property of Tenant kept or stored on the Premises shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers, unless such damage shall be caused by the negligence or willful misconduct of Landlord or a breach by Landlord of its obligations under the lease and is not covered by insurance Tenant carries or is required to carry hereunder. Landlord or its agents shall not be liable for interference with the light or other intangible rights.

17.2 TENANT'S INDEMNIFICATION OF LANDLORD. Tenant shall be liable for, and shall indemnify, defend, protect and hold Landlord and Landlord's partners, officers, directors, employees, agents, successors and assigns (collectively, "LANDLORD INDEMNIFIED PARTIES") harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including reasonable attorneys' fees and court costs (collectively, "INDEMNIFIED CLAIMS"), arising or resulting from (a) any negligent or willful act or omission of Tenant or any of Tenant's agents, employees, contractors, subtenants, assignees, licensees or with respect to acts or omissions within the Premises only, Tenant's invitees (collectively, "TENANT PARTIES"); (b) the use of the Premises and Common Areas and conduct of Tenant's business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises, the Building or elsewhere on the Project; and/or (c) any default by Tenant of any obligations on Tenant's part to be performed under the terms of this Lease. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld.

17.3 LANDLORD'S INDEMNIFICATION OF TENANT. Except for matters (i) covered by insurance obtained or required to be obtained by Tenant under this Lease or (ii) the negligence or willful misconduct of the Tenant Parties, Landlord will be liable for, and shall indemnify, protect, defend and hold harmless Tenant and Tenant's partners, officers, directors, employees, agents, successors and assigns (collectively, "TENANT INDEMNIFIED PARTIES"), from and against, any Indemnified Claims, to the extent any such Indemnified Claim arises or results from (a) any negligent or willful act or omission of Landlord or any Landlord Parties; (b) any default by Landlord of any obligations on Landlord's part to be performed under the terms of this Lease; and (c) to the extent covered by the insurance required to be maintained by Landlord under this Lease (or which would have been covered if Landlord had carried such required insurance), any acts or omissions of any third parties occurring in the Common Areas. In case any action or proceeding is brought against Tenant or any Tenant Indemnified Parties by reason of any such injury or damage indemnified by Landlord as set forth hereinabove, Landlord, upon notice from Tenant, agrees to defend the same at Landlord's expense by counsel approved in writing by Tenant, which approval Tenant will not unreasonably withhold.

17.4 SURVIVAL; NO RELEASE OF INSURERS. The respective indemnification obligations of Tenant and Landlord under Sections 17.2 and 17.3, shall survive the expiration or earlier termination of this Lease. The respective covenants, agreements and indemnification in Sections 17.1, 17.2 and 17.3 above, are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant or Landlord, pursuant to the provisions of this Lease.

18.      DAMAGE OR DESTRUCTION.

18.1 LANDLORD'S RIGHTS AND OBLIGATIONS. In the event the Premises are damaged by fire or other casualty that is not required to be insured hereunder by Landlord, which damage does not exceed ten percent (10%) of the full replacement cost thereof, or, regardless of the amount of damage, if Landlord will receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration (or Landlord would have received sufficient proceeds had Landlord maintained the insurance required of Landlord hereunder) and if Landlord's contractor estimates in a writing delivered to the parties that the damage is such that the Premises may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within one hundred eighty (180) days from the date of such damage, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Premises (including the Tenant Improvements but excluding Tenant Changes unless Tenant delivers sufficient proceeds therefor) and this Lease shall continue in full force and effect. If Landlord is not required to repair, reconstruct or restore the Premises pursuant to the prior sentence, then Landlord may elect to either:

(a) promptly repair, reconstruct and restore the portion of the Premises damaged by such casualty (including the Tenant Improvements but excluding Tenant Changes unless Tenant delivers sufficient proceeds therefor), in which case this Lease shall continue in full force and effect; or

(b) terminate this Lease effective as of the date which is thirty (30) days after Tenant's receipt of Landlord's election to so terminate.

Under any of the conditions of this Section 18.1, Landlord shall give written notice to Tenant of its intention to repair or terminate within the earlier of forty-five (45) days after the occurrence of such casualty, or fifteen (15) days after Landlord's receipt of the estimate from Landlord's contractor. If Landlord's contractor's written estimate of the time to complete the repair or restoration exceeds one hundred eighty (180) days from the date Landlord has knowledge of the casualty, Tenant shall also have the right to terminate this Lease by giving written notice to Landlord within thirty (30) days after Tenant's receipt of such written estimate.

If Landlord elects to terminate this Lease because of insufficient insurance proceeds, Tenant shall have the right within ten (10) days after the receipt of such notice to give notice to Landlord of Tenant's intention to fund such insufficiency in insurance proceeds, in which event this Lease shall continue in full force and effect, and Tenant shall promptly deposit such funds with Landlord and thereafter Landlord shall restore the Premises. If Tenant does not give such notice within such ten (10) day period this Lease shall be terminated as of the date of Landlord's termination.

Upon termination of this Lease pursuant to this Section 18, an equitable adjustment shall be made concerning advance rent and any advance payments made by Tenant to Landlord. Landlord shall, in addition, return to Tenant within fifteen (15) days following such termination so much of Tenant's security deposit as has not theretofore been applied by Landlord.

18.2 TENANT'S COSTS AND INSURANCE PROCEEDS. In the event of any damage or destruction of all or any part of the Premises, Tenant shall immediately: (a) notify Landlord thereof; and (b) deliver to Landlord all insurance proceeds received by Tenant with respect to the Tenant Improvements and Tenant Changes in the Premises to the extent such items are not covered by Landlord's casualty insurance obtained by Landlord pursuant to Section 21 below (excluding proceeds for Tenant's furniture and other personal property), whether or not this Lease is terminated as permitted in this Section 18, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds; provided, however, with respect to proceeds of insurance for those Tenant Changes paid for by Tenant, in the event of a termination of this Lease, Tenant may retain a portion of the insurance proceeds applicable to such Tenant Changes based upon a fraction, the numerator of which is the number of months remaining in the Term (had this Lease not been terminated), and the denominator of which is the number of months remaining in the Term at the time the Tenant Change was installed in the Premises.

18.3 ABATEMENT OF RENT. In the event that as a result of any such damage, repair, reconstruction and/or restoration of the Premises, Tenant's use of the Premises or any portion thereof is impaired, then the rent shall be equitably abated during the period that Tenant's use of the Premises is impaired based upon the degree of such impairment. Notwithstanding the foregoing to the contrary, if the damage is due to the negligence or willful misconduct of Tenant or any Tenant Parties, there shall be no abatement of rent. Except for abatement of rent as provided hereinabove, Tenant shall not be entitled to any compensation or damages for loss of, or interference with, Tenant's business or use or access of all or any part of the Premises resulting from any such damage, repair, reconstruction or restoration.

18.4 INABILITY TO COMPLETE. Notwithstanding anything to the contrary contained in this Section 18, if Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Premises pursuant to
Section 18.1 above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is four (4) months after the date estimated by Landlord's contractor for completion thereof pursuant to Section 18.1, by reason of any causes beyond the reasonable control of Landlord (including, without limitation, any delay due to Force Majeure as defined in Section 32.16, and delays caused by Tenant or any Tenant Parties), then either party may elect to terminate this Lease upon thirty (30) days' prior written notice to the other given prior to completion of such repair, reconstruction and/or restoration; provided, however, (i) Tenant may not make such election if the delay was caused by Tenant or Tenant's Parties or if the remaining damage does not materially impair Tenant's use of the Premises and (ii) if Tenant is permitted to and does make such election, Landlord may rescind such election by completing the repairs, reconstruction and/or restoration within thirty (30) days following Tenant's election. In addition, if Landlord is required or elects to restore the Premises under the provisions of this Section 18 and does not commence such restoration within one hundred twenty (120) days of the date Landlord has knowledge of the damage, and if such damage material impairs Tenant's use of the Premises, Tenant may, at Tenant's option, terminate this Lease by giving Landlord notice thereof at any time prior to the commencement of such restoration. In such event, this Lease shall terminate as of the date of such notice; provided, however, Landlord may rescind such termination by commencing such restoration within thirty (30) days following such termination.

18.5 DAMAGE TO THE PROJECT. If there is a total destruction of the Project or a partial destruction of the Project, the cost of restoration of which would exceed one-third (1/3) of the then replacement value of the Project, by any cause whatsoever, whether or not insured against and whether or not the Premises are partially or totally destroyed, Landlord may within the earlier of fifteen
(15) days after Landlord's receipt of the estimate from Landlord's contractor or forty-five (45) days after the occurrence of such destruction, notify Tenant in writing that it elects not to so reconstruct or restore the Project, in which event this Lease shall cease and terminate as of the date of such destruction.

18.6 DAMAGE NEAR END OF TERM. In addition to the termination rights in Sections 18.1 and 18.4 above, Landlord and Tenant shall have the right to terminate this Lease if any damage to the Building or Premises occurs during the last twelve (12) months of the Term of this Lease and Landlord's contractor estimates in a writing delivered to the parties that the repair, reconstruction or restoration of such damage cannot be completed within the earlier of (a) the scheduled expiration date of the Lease Term, or (b) sixty (60) days after the date of such casualty, provided Landlord so notifies Tenant within the earlier of fifteen (15) days after Landlord's receipt of the estimate from Landlord's contractor or forty-five (45) days of the casualty, and provided further that Tenant's termination right under this Section 18.6 shall apply only to damage to the Premises or material damage to the parking areas or access to the Premises. In addition, in the event of damage to the Premises during the second (2nd) to the last year of the Term that is not required to be insured by Landlord hereunder and which will require more than ninety (90) days to repair, Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within the same time period required in the preceding sentence; provided, however, if Landlord does so terminate this Lease, Tenant shall have the right within ten (10) days after the receipt of such notice to give notice to Landlord of Tenant's intention to pay for the cost of such repair, in which event this Lease shall continue in full force and effect and Tenant shall promptly deposit such funds with Landlord and thereafter Landlord shall repair the Premises.

Notwithstanding anything to the contrary in this Lease, if, at the time of such damage, Tenant has an Extension Option and the time for the exercise of the Extension Option has not then expired, Tenant shall have a period of ten (10) days from Landlord's election to terminate this Lease pursuant to this Section
18.6 in which to elect to exercise the Extension Option. If Tenant exercises such Extension Option during said ten (10) day period, Landlord's election to terminate this Lease under this Section 18.6 shall be rescinded and the other relevant provisions of Section 18 shall govern the respective rights and obligations of the parties with respect to such damage.

18.7 WAIVER OF TERMINATION RIGHT. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting the parties to terminate this Lease as a result of any damage or destruction).

19.      EMINENT DOMAIN.

19.1 SUBSTANTIAL TAKING. Subject to the provisions of Section 19.4 below, in case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy of the Premises as reasonably determined by Landlord, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority.

19.2 PARTIAL TAKING; ABATEMENT OF RENT. In the event of a taking of a portion of the Premises which does not substantially interfere with the conduct of Tenant's business, then, except as otherwise provided in the immediately following sentence, neither party shall have the right to terminate this Lease and Landlord shall thereafter proceed to make a functional unit of the remaining portion of the Premises (but only to the extent Landlord receives proceeds therefor from the condemning authority), and rent shall be abated with respect to the part of the Premises which Tenant shall be so deprived on account of such taking. Notwithstanding the immediately preceding sentence to the contrary, if any part of the Building or the Project shall be taken (whether or not such taking substantially interferes with Tenant's use of the Premises), Landlord may terminate this Lease upon thirty (30) days' prior written notice to Tenant as long as Landlord also terminates leases of all other tenants leasing comparably sized space within the Building for comparable lease terms.

19.3 CONDEMNATION AWARD. Subject to the provisions of Section 19.4 below, in connection with any taking of the Premises or the Building, Landlord shall be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award shall be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value shall be the sole property of Landlord. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant shall be granted the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant's furniture, fixtures, equipment and other personal property within the Premises, for Tenant's relocation expenses, and for any loss of goodwill or other damage to Tenant's business by reason of such taking and for a prorata share of the value of that portion of the Tenant Improvements and Tenant Changes paid for by Tenant in excess of the Construction Allowance, which prorata share shall be based upon a fraction, the numerator of which is the number of months remaining in the Term (had this Lease not been terminated), and the denominator of which is the number of months remaining in the term at the time the Tenant Improvements and Tenant Changes were installed in the Premises.

19.4 TEMPORARY TAKING. In the event of a taking of the Premises or any part thereof for temporary use, (a) this Lease shall be and remain unaffected thereby and rent shall not abate, and (b) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall perform its obligations under Section 9 with respect to surrender of the Premises and shall pay to Landlord the portion of any award which is attributable to any period of time beyond the Term expiration date. For purpose of this Section 19.4, a temporary taking shall be defined as a taking for a period of one hundred twenty (120) days or less.

19.5 WAIVER OF TERMINATION RIGHT. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a taking. Accordingly, the parties waive the provisions of the California Code of Civil Procedure Section 1265.130 and any successor or similar statutes permitting the parties to terminate this Lease as a result of a taking.

20.      TENANT'S INSURANCE.

20.1 TYPES OF INSURANCE. On or before the earlier of the Commencement Date or the date Tenant commences or causes to be commenced any work of any type in or on the Premises pursuant to this Lease, and continuing during the entire Term, Tenant shall obtain and keep in full force and effect, the following insurance:

(a) All Risk insurance, including fire and extended coverage, sprinkler leakage, vandalism and malicious mischief upon property of every description and kind owned by Tenant and located in the Premises or the Building, or for which Tenant is legally liable or installed by or on behalf of Tenant including, without limitation, furniture, equipment and any other personal property, and any Tenant Changes (but excluding the initial Tenant Improvements previously existing or installed in the Premises), in an amount not less then the full replacement cost thereof.

(b) Commercial general liability insurance coverage, including personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, owner's protective coverage, contractual liability (including Tenant's indemnification obligations under this Lease, including Section 17 hereof), liquor liability (if Tenant serves alcohol on the Premises), products and completed operations liability, and owned/non-owned auto liability, with a general aggregate of not less than Two Million Dollars ($2,000,000.00), except that products and completed operations liability limits may be not less than One Million Dollars ($1,000,000.00). The general aggregate amount of such commercial general liability insurance shall be increased every five
         (5) years during the Term of this Lease to an amount reasonably required by Landlord and prudent industry practice.

(c) Worker's compensation and employer's liability insurance, in statutory amounts and limits.

(d) Loss of income, extra expense and business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises, Tenant's parking areas or to the Building as a result of such perils. Tenant may elect to self-insure this risk.

(e) Any other form or forms of insurance as Tenant or Landlord or the mortgagees of Landlord may reasonably require from time to time, in form, amounts and for insurance risks against which a prudent tenant would protect itself, but only to the extent such risks and amounts are available in the insurance market at commercially reasonable costs.

20.2 REQUIREMENTS. Each policy required to be obtained by Tenant hereunder shall: (a) be issued by insurers authorized to do business in the state in which the Building is located and rated not less than financial class X, and not less than policyholder rating A in the most recent version of Best's Key Rating Guide (provided that, in any event, the same insurance company shall provide the coverages described in Sections 20.1(a) and 20.1(d) above); (b) be in form reasonably satisfactory from time to time to Landlord; (c) name Tenant as named insured thereunder and shall name Landlord and, at Landlord's request, Landlord's mortgagees and ground lessors of which Tenant has been informed in writing, as additional insureds thereunder, all as their respective interests may appear; (d) shall not have a deductible amount exceeding Five Thousand Dollars ($5,000.00); (e) specifically provide that the insurance afforded by such policy for the benefit of Landlord and Landlord's mortgagees and ground lessors shall be primary, and any insurance carried by Landlord or Landlord's mortgagees and ground lessors shall be excess and non-contributing; (f) except for worker's compensation insurance, contain an endorsement that the insurer waives its right to subrogation as described in Section 22 below; and (g) contain an undertaking by the insurer to notify Landlord (and the mortgagees and ground lessors of Landlord who are named as additional insureds) in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof. Tenant agrees to deliver to Landlord, as soon as practicable after the placing of the required insurance, but in no event later than ten (10) days after the date Tenant takes possession of all or any part of the Premises, certificates from the insurance company evidencing the existence of such insurance and Tenant's compliance with the foregoing provisions of this Section 20). Tenant shall cause replacement certificates to be delivered to Landlord not less than thirty (30) days prior to the expiration of any such policy or policies. If any such initial or replacement certificates are not furnished within the time(s) specified herein, Tenant shall be deemed to be in default under this Lease, and Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant's expense.

20.3 EFFECT ON INSURANCE. Tenant shall not do or permit to be done anything which will (a) violate or invalidate any insurance policy maintained by Landlord or Tenant hereunder, or (b) increase the costs of any insurance policy maintained by Landlord pursuant to Section 21 or otherwise with respect to the Building or the Project. If Tenant's occupancy or conduct of its business in or on the Premises results in any increase in premiums for any insurance carried by Landlord with respect to the Building or the Project, Tenant shall pay such increase as additional rent within ten (10) days after being billed therefor by Landlord. If any insurance coverage carried by Landlord pursuant to Section 21 or otherwise with respect to the Building or the Project shall be cancelled or reduced (or cancellation or reduction thereof shall be threatened) by reason of the use or occupancy of the Premises by Tenant or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy such condition within five
(5) days after notice thereof, Tenant shall be deemed to be in default under this Lease, and Landlord shall have all remedies provided in this Lease, at law or in equity, including, without limitation, the right (but not the obligation) to enter upon the Premises and attempt to remedy such condition at Tenant's cost.

21. LANDLORD'S INSURANCE. During the Term, Landlord shall insure the Common Area improvements, the Building, the Premises and the Tenant Improvements initially installed in the Premises pursuant to Exhibit "C" (excluding, however, Tenant's furniture, equipment and other personal property and Tenant Changes) at their full replacement cost against damage by fire and standard extended coverage perils and with vandalism and malicious mischief endorsements, rental loss coverage, at Landlord's option, earthquake damage coverage, and such additional coverage as Landlord deems appropriate. Landlord shall also carry commercial general liability insurance (in an amount not less than required of Tenant under Section 20.1(b) above) and with such reasonable deductibles as would be carried by a prudent owner of a similar building in the state in which the Building is located. At Landlord's option, all such insurance may be carried under any blanket or umbrella policies which Landlord has in force for other buildings and projects. In addition, at Landlord's option, Landlord may elect to self-insure all or any part of such required insurance coverage. Landlord may, but shall not be obligated to, carry any other form or forms of insurance as Landlord or the mortgagees or ground lessors of Landlord may reasonably determine is advisable. The cost of insurance obtained by Landlord pursuant to this Section 21 (including self-insured amounts and deductibles) shall be included in Operating Expenses, except that any increase in the premium for the property insurance attributable to the replacement cost of the Tenant Improvements in excess of the Construction Allowance shall not be included as Operating Expenses, but shall be paid by Tenant concurrently with Tenant's monthly installment of its share of Operating Expenses.

22.      WAIVERS OF SUBROGATION.

22.1 MUTUAL WAIVER OF PARTIES. Landlord and Tenant hereby waive their rights against each other with respect to any claims or damages or losses which are caused by or result from (a) property damage insured against under any property insurance policy carried by Landlord or Tenant (as the case may be) pursuant to the provisions of this Lease and enforceable at the time of such damage or loss, or (b) property damage which would have been covered under any insurance required to be obtained and maintained by Landlord or Tenant (as the case may be) under Sections 20 and 21 of this Lease (as applicable) had such insurance been obtained and maintained as required therein. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

22.2 WAIVER OF INSURERS. Each party shall cause each property insurance policy required to be obtained by it pursuant to Sections 20 and 21 to provide that the insurer waives all rights of recovery by way of subrogation against either Landlord or Tenant, as the case may be, in connection with any claims, losses and damages covered by such policy. If either party fails to maintain property insurance required hereunder, such insurance shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

23.      TENANT'S DEFAULT AND LANDLORD'S REMEDIES.

23.1 TENANT'S DEFAULT. The occurrence of any one or more of the following events shall constitute a default under this Lease by Tenant:

(a) the abandonment of the Premises by Tenant. "ABANDONMENT" is herein defined to include, but is not limited to, any absence by Tenant from the Premises for fourteen (14) business days or longer while in default of any monetary provision of this Lease;

(b) the failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder, within seven
         (7) days of when due;

(c) the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Sections 23.1(a) or (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure, Section 1161 and provided further that, if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion; and

(d) (i) the making by Tenant of any general assignment for the benefit of creditors, (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against the Tenant, the same is dismissed within sixty (60) days), (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days, or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within sixty (60) days.

23.2 LANDLORD'S REMEDIES; TERMINATION. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from
Tenant:

(a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(b) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: unamortized Tenant Improvement costs; attorneys' fees; unamortized brokers' commissions; the costs of refurbishment, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, Tenant Changes, Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove.

As used in Sections 23.2(a) and 23.2(b) above, the "worth at the time of award" is computed by allowing interest at the Interest Rate set forth in Section 1.14 of the Summary. As used in Section 23.2(c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

23.3 LANDLORD'S REMEDIES; RE-ENTRY RIGHTS. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to Section 12.4 of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 23.3, and no acceptance of surrender of the Premises or other action on Landlord's part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

23.4 LANDLORD'S REMEDIES; CONTINUATION OF LEASE. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the right to continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. The foregoing remedy shall also be available to Landlord pursuant to California Civil Code Section 1951.4 and any successor statute thereof in the event Tenant has abandoned the Premises. In the event Landlord elects to continue this Lease in full force and effect pursuant to this Section 23.4, then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. Landlord's election not to terminate this Lease pursuant to this Section 23.4 or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies.

23.5 LANDLORD'S RIGHT TO PERFORM. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement or offset of rent. If Tenant shall fail to pay any sum of money (other than Annual Basic Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for seven (7) days with respect to monetary obligations (or thirty (30) days with respect to non-monetary obligations or, in the event of an emergency, such shorter period of time as may be reasonable under the circumstances) after Tenant's receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant's obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within ten (10) days after demand therefor as additional rent.

23.6 INTEREST. If any monthly installment of Annual Basic Rent or Common Area Expenses, or any other amount payable by Tenant hereunder is not received by Landlord by the date when due, it shall bear interest at the Interest Rate set forth in Section 1.14 of the Summary from the date due until paid. All interest, and any late charges imposed pursuant to Section 23.7 below, shall be considered additional rent due from Tenant to Landlord under the terms of this Lease.

23.7 LATE CHARGES. Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any Annual Basic Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed of trust or related loan documents encumbering the Premises, the Building or the Project. Accordingly, if any monthly installment of Annual Basic Rent or Operating Expenses or any other amount payable by Tenant hereunder is not received by Landlord within ten (10) days of the due date thereof, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue amount as a late charge, but in no event more than the maximum late charge allowed by law. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of late charges is to compensate Landlord for Landlord's processing, administrative and other costs incurred by Landlord as a result of Tenant's delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

23.8     [INTENTIONALLY OMITTED].

23.9 RIGHTS AND REMEDIES CUMULATIVE. All rights, options and remedies of Landlord contained in this Section 23 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Section 23 shall be deemed to limit or otherwise affect Tenant's indemnification of Landlord pursuant to any provision of this Lease.

24. LANDLORD'S DEFAULT. Landlord shall not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord has failed to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord's failure to perform; provided however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such uncured default by Landlord, Tenant may exercise any of its rights provided in law or at equity; provided, however: (a) Tenant shall have no right to offset or abate rent in the event of any default by Landlord under this Lease, except to the extent offset rights are specifically provided to Tenant in this Lease; (b) Tenant shall have no right to terminate this Lease; and (c) Tenant's rights and remedies hereunder shall be limited to the extent (i) Tenant has expressly waived in this Lease any of such rights or remedies and/or (ii) this Lease otherwise expressly limits Tenant's rights or remedies, including the limitation on Landlord's liability contained in Section 31 hereof.

25. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee of a mortgage or a beneficiary of a deed of trust now or hereafter encumbering all or any portion of the Building or the Project, or any lessor of any ground or master lease now or hereafter affecting all or any portion of the Building or the Project, this Lease shall be subject and subordinate at all times to such ground or master leases (and such extensions and modifications thereof), and to the lien of such mortgages and deeds of trust (as well as to any advances made thereunder and to all renewals, replacements, modifications and extensions thereof). Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any or all ground or master leases or the lien of any or all mortgages or deeds of trust to this Lease. In the event that any ground or master lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord's successor in interest, Tenant shall attorn to and become the tenant of such successor, provided such successor assumes in full and in writing Landlord's obligations under this Lease accruing subsequent to the date such successor acquires Landlord's interest. Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Tenant covenants and agrees to execute and deliver to Landlord within ten (10) days after receipt of written demand by Landlord and in the form reasonably required by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground or master lease or the lien of any such mortgage or deed of trust.

Notwithstanding the foregoing, in consideration of, and as a condition precedent to, the subordination of this Lease to any ground Lease or the lien of any mortgage or deed of trust not in existence as of the date hereof, Landlord shall have provided Tenant with a commercially reasonable non-disturbance agreement in favor of Tenant, in form reasonably acceptable to Tenant, from the ground lessor or holder of the mortgage or deed of trust, as applicable. Said non-disturbance agreement shall be in recordable form.

Tenant's obligations under this Lease are subject to Landlord providing to Tenant within thirty (30) days following the full execution and delivery of this Lease by the parties, a non-disturbance and attornment agreement, in a recordable form reasonably acceptable to Tenant, from any ground lessor or any lender that has a mortgage, deed of trust or other security device encumbering any portion of the Project as of the date of this Lease (the "NONDISTURBANCE CONDITION"). Landlord shall exercise good faith efforts to assist in the satisfaction of the Nondisturbance Condition. If the Nondisturbance Condition is not satisfied within such thirty (30) day period, Tenant may, within ten (10) days thereafter, terminate this Lease (as Tenant's sole remedy) by giving Landlord written notice thereof prior to the date Landlord delivers such non-disturbance agreement to Tenant. If Tenant does not elect to terminate this Lease within said ten (10) day period, then Tenant shall be deemed to have waived the Nondisturbance Condition and this Lease shall no longer be subject to termination pursuant to this Section 25.

26.      ESTOPPEL CERTIFICATE.

26.1 OBLIGATIONS. Within ten (10) business days following a party's written request, the other party shall execute and deliver to the requesting party an estoppel certificate, in a form substantially similar to the form of Exhibit "F" attached hereto (if Landlord is the certifying party, the provisions of Exhibit "F" will be modified as appropriate), certifying: (a) the Commencement Date of this Lease; (b) that this Lease is unmodified and in full force and effect (or, if modified, that this Lease is in full force and effect as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) that there are not, to the best of the certifying party's knowledge, any defaults under this Lease by either Landlord or Tenant, except as specified in such certificate; and
(e) such other matters as are reasonably requested by the requesting party. Any such estoppel certificate delivered pursuant to this Section 26.1 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of any portion of the Project or Tenant's leasehold estate therein, as well as their assignees.

26.2 FAILURE TO DELIVER. In addition to constituting a default hereunder, a party's failure to deliver such estoppel certificate within such time shall be conclusive upon the certifying party that: (a) this Lease is in full force and effect without modification, except as may be represented by the requesting party; (b) there are no uncured defaults in Landlord's or Tenant's performance (other than the certifying party's failure to deliver the estoppel certificate); and (c) not more than one (1) month's rental has been paid in advance.

27.      INTENTIONALLY OMITTED..

28.      MODIFICATION AND CURE RIGHTS OF LANDLORD'S MORTGAGEES AND LESSORS.

28.1 MODIFICATIONS. If, in connection with Landlord's obtaining or entering into any financing or ground lease for any portion of the Building or the Project, the lender or ground lessor shall request modifications to this Lease, Tenant shall, within ten (10) days after request therefor, execute an amendment to this Lease including such modifications, provided such modifications are reasonable, do not increase the obligations of Tenant hereunder, or adversely affect the leasehold estate created hereby or Tenant's rights hereunder.

28.2 CURE RIGHTS. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee covering the Premises or ground lessor of Landlord whose address shall have been furnished to Tenant, and shall offer such beneficiary, mortgagee or ground lessor the same opportunity to cure the default as is provided to Landlord hereunder.

29. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease (including payment of rent hereunder), Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with and subject to the terms and conditions of this Lease as against all persons lawfully claiming the Premises.

30. TRANSFER OF LANDLORD'S INTEREST. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Project. In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease accruing after the date of such transfer or conveyance. Landlord and Landlord's transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Project, the Building, the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

31. LIMITATION ON LANDLORD'S LIABILITY. Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord or Landlord's partners, and Tenant shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord or Landlord's partners, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to, and Tenant's and its successors' and assigns' sole and exclusive remedy shall be against, Landlord's interest in the Project, and no other assets of Landlord.

32.      MISCELLANEOUS.

32.1 GOVERNING LAW. This Lease shall be governed by, and construed pursuant to, the laws of the state in which the Project is located.

32.2 SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 30 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns; provided, however, no rights shall inure to the benefit of any Transferee of Tenant unless the Transfer to such Transferee is made in compliance with the provisions of Section 14, and no options or other rights which are expressly made personal to the original Tenant hereunder or in any rider attached hereto shall be assignable to or exercisable by anyone other than the original Tenant under this Lease, except as otherwise provided herein.

32.3 NO MERGER. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord of Tenant's interest under any or all such subleases.

32.4 PROFESSIONAL FEES. If either Landlord or Tenant should bring suit against the other with respect to this Lease, including for unlawful detainer or any other relief against the other hereunder, then all costs and expenses incurred by the prevailing party therein (including, without limitation, its actual appraisers', accountants', attorneys' and other professional fees, expenses and court costs), shall be paid by the other party.

32.5 WAIVER. The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

32.6 TERMS AND HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

32.7 TIME. Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor. All references in this Lease to "days" shall mean calendar days unless specifically modified herein to be "business" days.

32.8 PRIOR AGREEMENTS; AMENDMENTS. This Lease, including the Summary and all Exhibits and Riders attached hereto contains all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

32.9 SEPARABILITY. The invalidity or unenforceability of any provision of this Lease (except for Tenant's obligation to pay Annual Basic Rent and Operating Expenses under Sections 3 and 4 hereof) shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.

32.10 RECORDING. Neither Landlord nor Tenant shall record this Lease. However, either party may record a short form memorandum of this Lease provided the form and substance thereof is reasonably acceptable to the other party, and provided that prior to recordation Tenant executes and delivers to Landlord, in recordable form, a properly acknowledged quitclaim deed or other instrument extinguishing all of the Tenant's rights and interest in and to the Project, the Building and the Premises, and designating Landlord as the transferee, which deed or other instrument shall be held by Landlord and may be recorded by Landlord once this Lease terminates or expires (but not prior thereto). If such short form memorandum is recorded in accordance with the foregoing, the party requesting the recording shall pay for all costs of or related to such recording, including, but not limited to, recording charges and documentary transfer taxes.

32.11 EXHIBITS AND RIDERS. All Exhibits and Riders attached to this Lease are hereby incorporated in this Lease for all purposes as though set forth at length herein.

32.12 AUCTIONS. Tenant shall have no right to conduct any auction in, on or about the Premises, the Building or the Project.

32.13 ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

32.14 FINANCIAL STATEMENTS. Upon ten (10) days prior written request from Landlord (which Landlord may make at any time during the Term but no more often than once in any calendar year), Tenant shall deliver to Landlord a current financial statement of Tenant and any guarantor of this Lease. Such statements shall be prepared in accordance with generally acceptable accounting principles and certified as true in all material respects by Tenant (if Tenant is an individual) or by an authorized officer or general partner of Tenant (if Tenant is a corporation or partnership, respectively).

32.15 NO PARTNERSHIP. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant by reason of this Lease. The provisions of this Lease relating to Percentage Rent payable hereunder, if any, are included solely for the purpose of providing a method whereby rent is to be measured and ascertained.

32.16 FORCE MAJEURE. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium or other governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations), injunction or court order, riots, insurrection, war, fire, earthquake, flood or other natural disaster or other reason of a like nature not the fault of the party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability) (herein collectively, "FORCE MAJEURE DELAYS"), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 32.16 shall not apply to nor operate to excuse Tenant from the payment of Monthly Basic Rent, Operating Expenses, percentage rent, if any, additional rent or any other payments strictly in accordance with the terms of this Lease.

32.17 COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

32.18 NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Project, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease or as otherwise required by law.

32.19 NON-DISCRIMINATION. Tenant acknowledges and agrees that there shall be no discrimination against, or segregation of, any person, group of persons, or entity on the basis of race, color, creed, religion, age, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, assignment, occupancy, tenure, use, or enjoyment of the Premises, or any portion thereof.

33.      LEASE EXECUTION.

33.1 TENANT'S AUTHORITY. If Tenant executes this Lease as a partnership or corporation, then Tenant and the persons and/or entities executing this Lease on behalf of Tenant represent and warrant that: (a) Tenant is a duly authorized and existing partnership or corporation, as the case may be, and is qualified to do business in the state in which the Building is located; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant's behalf in accordance with the Tenant's partnership agreement (if Tenant is a partnership), or a duly adopted resolution of Tenant's board of directors and the Tenant's by-laws (if Tenant is a corporation); and (c) this Lease is binding upon Tenant in accordance with its terms.

33.2 JOINT AND SEVERAL LIABILITY. If more than one person or entity executes this Lease as Tenant: (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.

33.3     LANDLORD'S AUTHORITY. Landlord represents and warrants to Tenant that:
(a) Landlord is a duly authorized and existing limited liability company and is qualified to do business in California; (b) the persons and entities executing this Lease are duly authorized to execute and deliver this Lease on Landlord's behalf in accordance with Landlord's operating agreement; and (c) this Lease is binding upon Landlord in accordance with its terms.

33.4 NO OPTION. The submission of this Lease for examination or execution by Tenant does not constitute a reservation of or option for the Premises and this Lease shall not become effective as a Lease until it has been executed by Landlord and delivered to Tenant.

34.      [INTENTIONALLY OMITTED].

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

    "TENANT"             AURORA BIOSCIENCES CORPORATION,
                         a Delaware corporation


                         By: /s/ TIMOTHY J. RINK
                            --------------------------------------------------
                            Name:  Timothy J. Rink
                                 ---------------------------------------------
                            Title: President and Chief Executive Officer
                                  --------------------------------------------


                         By: /s/ DEBORAH J. TOWER
                            --------------------------------------------------
                            Name:  Deborah J. Tower
                                 ---------------------------------------------
                            Title: Senior Director, Finance and Administration
                                  --------------------------------------------



    "LANDLORD"           AEW/LBA ACQUISITION CO. II, LLC,
                         a California limited liability company

                         By: LBA, Inc., a California corporation,
                             its agent


                             By:  /s/ PHIL BELLING
                                  --------------------------------------------
                                  Name: Phil Belling
                                       ---------------------------------------
                                  Title: Principal
                                        --------------------------------------

                             By:
                                  --------------------------------------------
                                  Name:
                                       ---------------------------------------

                                  Title:
                                        --------------------------------------

                                PROJECT SITE PLAN

                                   EXHIBIT "A"

                                   FLOOR PLAN

                                   EXHIBIT "B"

                                  EXHIBIT "C"


                              WORK LETTER AGREEMENT

1. Tenant shall, at Tenant's sole cost and expense (but subject to partial reimbursement by Landlord pursuant to Paragraph 6 below), improve the Premises in accordance with plans and specifications approved in writing by Landlord and in accordance with the requirements of all laws. It is contemplated by the parties that the improvements to the Premises (the "TENANT IMPROVEMENTS") will be as described or depicted on Schedule 1 attached hereto (the "PRELIMINARY PLANS"). Within thirty (30) days following the Effective Date, Tenant shall provide to Landlord working drawings for the Tenant's Improvements (including signage) based upon and conforming with the Preliminary Plans and prepared by a licensed architect or engineer. Within five (5) business days of Landlord's receipt of such working drawings, Landlord shall notify Tenant of any required changes to the working drawings. Landlord's failure to so notify Tenant of any such required changes to the working drawings within said five (5) business day period shall be deemed to constitute Landlord's approval thereof. Tenant shall revise the working drawings in accordance with Landlord's comments and deliver the same to Landlord within ten (10) days of Tenant's receipt of Landlord's comments. Tenant shall, at its sole cost and expense, be responsible for obtaining all permits and approvals from governmental authorities necessary for the construction of such improvements and the operation of Tenant's business. Landlord will reasonably cooperate with Tenant (at no cost to Landlord) in Tenant's efforts to obtain all such permits and approvals. Landlord makes no representation concerning the availability of such permits or approvals.

2. No improvement of any kind to the Premises shall be erected or maintained unless and until the plans, specifications and proposed location of such improvement have been approved in by Landlord, which approval shall not be unreasonably withheld or delayed. Landlord's review and approval of the plans and specifications for the improvements shall create no liability or responsibility on the part of Landlord for the completeness of such plans or their design sufficiency or compliance with Laws.

3. Except for Landlord's reimbursement pursuant to Paragraph 6 below, Landlord shall not be responsible for any costs associated with Tenant's construction of any improvements and Tenant acknowledges that Tenant is accepting the Premises in its "as-is" and "where-is" state, subject to Landlord's obligations under Sections 11.2 and 11.3 of the Lease.

4. No work of any kind shall be commenced on and no building or other material shall be delivered until at least five (5) business days after written notice has been given by Tenant to Landlord of the commencement of such work or the delivery of such materials or earlier if agreed to by Landlord.

5. The improvements shall be constructed, and all work performed on the Premises, shall be in accordance with all laws. All work performed on the Premises shall be done in a good, workmanlike and lien free manner and only with new materials of good quality and high standards. All work required in the construction of the improvements shall be performed only by competent contractors duly licensed as such under the laws of the State of California. Tenant will competitively bid the construction with contractors approved by Landlord, which approval shall not be unreasonably withheld. Tenant shall then enter into a construction contract approved by Landlord (which approval shall not be unreasonably withheld or delayed) with the selected contractor to construct the Tenant Improvements and Tenant shall be responsible for all aspects of coordinating the construction management.

6. Landlord agrees to contribute the sum ("CONSTRUCTION ALLOWANCE") of up to Three Million Eighty-Two Thousand Four Hundred Seventy-Five Dollars ($3,082,475.00) toward the cost of the Tenant Improvements. Landlord shall only be obligated to make disbursements from the Construction Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. The Construction Allowance shall be disbursed by Landlord only for the following items and costs (collectively, the "TENANT IMPROVEMENT ALLOWANCE ITEMS"):

(a) Payment of the fees of Tenant's architect and engineers in connection with the preparation of the plans and specifications and final working drawings;

(b) The payment of plan check, permit and license fees relating to construction of the Tenant Improvements; and

(c)      The cost of construction of those items of the Tenant Improvements; and

(d)      HVAC and vandalism repairs as described in Section 11.2 of the Lease.

Provided Tenant is not in material default under the Lease (and no circumstance exists that would, with notice or lapse of time, or both, constitute a material default under the Lease), Landlord shall make periodic disbursements (but no more often than monthly) of the Construction Allowance for Tenant Improvements and shall authorize the release of monies for the benefit of Tenant in accordance with the disbursement procedure established by the construction contract as reasonably approved by Landlord. Landlord may, at its election, make disbursement checks payable jointly to Tenant and the contractor. As to each disbursement, the appropriate portion of the Allowance shall be disbursed to Tenant (less 10% retention) within thirty (30) days following the date Landlord has received the following ("EVIDENCE OF COMPLETION"):

(d) Tenant has delivered to Landlord a draw request ("DRAW REQUEST") in the form of AIA Document G702 and G703 (or other form acceptable to Landlord) specifying that the requisite portion of Tenant Improvements has been completed, together with invoices, receipts and bills evidencing the costs and expenses set forth in such Draw Request;

(e) The architect for the Tenant Improvements has certified to Landlord that the Tenant Improvements have been completed to the level indicated in the Draw Request in accordance with the approved plans;

(f) Tenant has delivered to Landlord conditional lien releases from the contractor and all relevant subcontractors and materialmen with respect to work covered by the current Draw Request and unconditional lien releases from the contractor and all relevant subcontractors and materialmen with respect to work covered by prior Draw Requests;

(g) Landlord or Landlord's architect or construction representative has inspected the Tenant Improvements and determined, in its reasonable judgment and with all diligence, that the portion of the Tenant Improvements covered by the Draw Request has been completed in a good and workmanlike manner, and Landlord is satisfied, in its reasonable judgment, that the cost to complete the Tenant Improvements does not exceed the remaining Construction Allowance and other sums available to Tenant for the payment of such costs;

(h)      The Letter of Credit in the amount required by Section 5 of the Lease.

The final disbursement of the balance of the Construction Allowance (i.e., the retention) shall be disbursed only when Landlord has received Evidence of Completion as to all of the Tenant Improvements as provided hereinabove and the following conditions have been satisfied:

         (i) Sixty (60) days shall have elapsed following the filing of a valid notice of completion by Tenant for the Tenant Improvements;

         (ii) A final or temporary certificate of occupancy for the Premises (if a temporary certificate, the conditions set forth therein shall be satisfactory to Landlord in its reasonable judgment) has been issued by the appropriate governmental body or final sign-off by the subject jurisdiction, if such jurisdiction does not issue certificates of occupancy;

         (iii) Tenant shall have delivered to Landlord one set of reproducible "As Built" plans for the Tenant Improvements as prepared by Tenant's architect;

         (iv) A complete list of the names, addresses, telephone numbers and contract amount for all contractors, subcontractors, vendors and/or suppliers providing materials and/or labor for Tenant's work;

         (v) No claim of lien shall be of record respecting the Tenant Improvements;

         (vi) Tenant shall have delivered to Landlord conditional or unconditional lien releases, as applicable, in accordance with California Civil Code Section 3262 as to all of the Tenant Improvements;

         (vii) Copies of all building permits, indicating inspection and approval of the Premises by the issuer of said permits; and

         (viii) Tenant is not in material default under the Lease and Landlord has not given Tenant notice that a circumstance exists that would, with notice or lapse of time, or both, constitute a material default under the Lease.

Landlord, at any time within six (6) months after Tenant takes possession of the Premises and upon at least five (5) business days prior written notice to Tenant, may cause an audit to be made of Tenant's books and records relating to Tenant's expenditures in connection with the construction of the Tenant Improvements. Tenant shall maintain complete and accurate books and records in accordance with generally accepted accounting principles of these expenditures for at least one (1) year. Tenant shall make available to Landlord's auditor within ten (10) days following Landlord's notice requiring the audit, all books and records maintained by Tenant pertaining to the construction and completion of the Tenant Improvements. In addition to all other remedies which Landlord may have pursuant to the Lease, Landlord may recover from Tenant the reasonable cost of its audit if the audit discloses that Tenant falsely and knowingly reported to Landlord expenditures which were not in fact made or falsely and knowingly reported a material amount of any expenditure or the aggregate expenditures.

7. If substantial completion of the Tenant Improvements is delayed beyond the date specified in clause (i) of Section 1.7 of the Summary as a direct result of a Landlord Delay, then such date shall, for purposes of determining the Commencement Date, be extended by one (1) day for each day of such delay in the substantial completion of the Tenant Improvements. No Landlord Delay shall be deemed to have occurred unless and until Tenant has provided written notice to Landlord specifying the action or inaction that Tenant contends constitutes a Landlord Delay. If such action or inaction is not cured within two (2) business days after receipt of such notice, then a Landlord Delay, as set forth in the notice, shall be deemed to have occurred, commencing as of the date such notice is received and continuing for the number of days that substantial completion of the Tenant Improvements was delayed as a direct result of such action or inaction. For purposes of this Paragraph, a "LANDLORD DELAY" shall mean any delay in the completion of the Tenant Improvements which is directly due to any act or omission (but in the case of an omission, only if Landlord had a duty to act) of Landlord, its agents or contractors, including but not limited to any delay in the giving of authorizations or approvals of Landlord required under this Lease, or delay by Landlord in administering any paying when due the Construction Allowance.

                                   SCHEDULE 1

                 DESCRIPTION OR DEPICTION OF TENANT IMPROVEMENTS

                    SAMPLE FORM OF NOTICE OF LEASE TERM DATES

To:      _____________________________                Date:_____________________
         _____________________________

Re: Project Lease dated ______________________, 19__ between
___________________________, Landlord, and
___________________________________________, Tenant, concerning Suite
____________ ("Premises") located at

Gentlemen:

In accordance with the above-referenced Lease, we wish to advise and/or confirm as follows:

1. That the Premises have been accepted by Tenant as being substantially complete in accordance with the Lease.

2. That Tenant has accepted and is in possession of the Premises, and acknowledges that under the provisions of the Lease, the Term of the Lease is for ______________ (___) years, with ______________ (___) options to renew for
______________ (___) years each, and commenced upon the Commencement Date of
________________, 19__ and is currently scheduled to expire on
________________________, subject to earlier termination as provided in the Lease.

3        That in accordance with the Lease, rental payment has commenced (or shall commence) on ______________.

4. If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

5. Rent is due and payable in advance on the first day of each and every month during the Term of the Lease. Your rent checks should be made payable to _________________________ at _______________________________.

6. The exact number of rentable square feet within the Premises is ____________ square feet. The exact number of usable square feet within the Premises is ____________ square feet.

7.       Tenant's Monthly Operating Expense Charge is $________________________.


                               AGREED AND ACCEPTED

TENANT:                                 LANDLORD:

___________________________________     ___________________________________

By:________________________________     By:________________________________

By:________________________________

                         SAMPLE ONLY [NOT FOR EXECUTION]


                                   EXHIBIT "D"

                                  EXHIBIT "E"

                              RULES AND REGULATIONS

1. No sign, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or in any part of the Common Area without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord, using materials and in a style and format approved by Landlord.

2. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises, in Landlord's reasonable discretion. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, or loading docks of the Building. Neither Tenant nor any employee, invitee, agent, licensee or contractor of Tenant shall go upon or be entitled to use any portion of the roof of the Building. Notwithstanding the foregoing, Tenant has exclusive use of the loading area.

4. Unless expressly set forth to the contrary in Tenant's Lease, Tenant shall have no right or entitlement to the display of Tenant's name or logo on any Project sign, monument sign or pylon sign.

5. All cleaning and janitorial services for the Premises shall be provided, at Tenant's sole cost and expense, exclusively by or through Tenant or Tenant's janitorial contractors in accordance with the provisions of Tenant's Lease. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

6. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may impose a reasonable charge for any additional keys. Tenant, upon termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to, or otherwise procured by Tenant.

7. Electric wires, telephones, burglar alarms or other similar apparatus shall not be installed in the Premises except with the approval and under the direction of Landlord. The location of telephones, call boxes and any other equipment affixed to the Premises shall be subject to the approval of Landlord. Any installation of telephones, telegraphs, electric wires or other electric apparatus made without permission shall be removed by Tenant at Tenant's own expense.

8. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment, subject to any express provisions of Tenant's Lease to the contrary. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

9. Except for space heaters, Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

10. Landlord reserves the right from time to time, in Landlord's sole and absolute discretion, exercisable without prior notice and without liability to
Tenant: (a) to name or change the name of the Building or Project; (b) to change the address of the Building, and/or (c) to install, replace or change any signs in, on or about the Common Areas, the Building or Project (except for Tenant's signs, if any, which are expressly permitted by Tenant's Lease).

11. Tenant shall close and lock all doors of its Premises and entirely shut off all water faucets or other water apparatus, unless otherwise needed for Tenant's business and, except with regard to Tenant's computers and other equipment, if any, which reasonably require electricity on a 24-hour basis, all electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

12. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substances of any kind whatsoever shall be thrown therein.

13. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

14. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

15. Except as expressly permitted in Tenant's Lease, Tenant shall not mark, drive nails, screw or drill into the partitions, window mullions, woodwork or plaster, or in any way deface the Premises or any part thereof, except to install normal wall hangings. Tenant shall repair any damage resulting from noncompliance under this rule.

16. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Common Area and other portions of the Project are expressly prohibited, and each tenant shall cooperate to prevent same.

17. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Project.

18. Tenant shall store all its trash and garbage within its Premises or in designated trash containers or enclosures within the Project. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions reasonably issued from time to time by Landlord.

19.      The Premises shall not be used for lodging of any kind.

20. Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord, and Tenant also shall provide Landlord with the name of a designated responsible principal or employee to represent Tenant in all matters pertaining to such fire or security regulations. Tenant shall cooperate fully with Landlord in all matters concerning fire and other emergency procedures.

21. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage. Such responsibility shall include keeping doors locked and other means of entry to the Premises closed.

22. The requirements of Tenant will be attended to only upon the appropriate application to Landlord or Landlord's designated representative by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

23. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other such tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any and all of the tenants in the Building.

24. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Project.

25. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety, security, care and cleanliness of the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

26. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees or guests.


                          PARKING RULES AND REGULATIONS


In addition to the foregoing rules and regulations and the parking provisions contained in the Lease to which this Exhibit "E" is attached, the following rules and regulations shall apply with respect to the use of the Project's parking areas.

1. Every parker is required to park and lock his/her own vehicle. All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.

2. Tenant and its employees shall only park in parking areas designated by Landlord. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.

3. No overnight or extended term storage of vehicles shall be permitted, except that employees may, with notice to Landlord, park their vehicles overnight for a period not to exceed five (5) business days.

4. Vehicles must be parked entirely within painted stall lines of a single parking stall.

5.       All directional signs and arrows must be observed.

6. The speed limit within all parking areas shall be five (5) miles per hour.

7. Parking is prohibited: (a) in areas not striped for parking; (b) in aisles; (c) where "no parking" signs are posted; (d) on ramps; (e) in cross-hatched areas; and (f) in reserved spaces and in such other areas as may be designated by Landlord.

8. Washing, waxing, cleaning or servicing of any vehicle not owned by an employee of Tenant is prohibited.

9. Landlord may refuse to permit any person who violates these rules to park in the parking areas, and any violation of the rules shall subject the vehicle to removal, at such vehicle owner's expense.

                                   EXHIBIT "F"

                   SAMPLE FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned ("Tenant") hereby certifies to _______________________________ ("Landlord"), and ____________________________, as follows:

1. Attached hereto is a true, correct and complete copy of that certain Project Lease dated ________________________, 19__ between Landlord and Tenant (the "Lease"), which demises Premises which are located at ________________________________________________. The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Section 6 below.

2.       The term of the Lease commenced on ________________, 19__.

3. The term of the Lease is currently scheduled to expire on ________________, 19__.

4.       Tenant has no option to renew or extend the Term of the Lease except:
________________________________.

5. Tenant has no preferential right to purchase the Premises or any portion of the Building or Project upon which the Premises are located, and Tenant has no rights or options to expand into other space in the Building except: ________________________________________________________________________

6.       The Lease has: (Initial One)

         (   )    not been amended, modified, supplemented, extended, renewed or assigned.

         (   )    been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto:_______________________________.

7. Tenant has accepted and is now in possession of the Premises and has not sublet, assigned or encumbered the Lease, the Premises or any portion thereof except as follows: ________________________________.

8. The current Monthly Basic Rent is $______________; and current monthly parking charges are $____________.

9. Tenant's Monthly Operating Expense Charge currently payable by Tenant is $____________ per month.

10. The amount of security deposit (if any) is $________________. No other security deposits have been made.

11. All rental payments payable by Tenant have been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

12. All work required to be performed by Landlord under the Lease has been completed and has been accepted by Tenant, and all tenant improvement allowances have been paid in full.

13. To the best of Tenant's knowledge, as of the date hereof, there are no defaults on the part of Landlord or Tenant under the Lease.

14. Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

15. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as expressly provided in the Lease.

16. All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.

17. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to Tenant, except as follows _____________________.

18. Tenant pays rent due Landlord under the Lease to Landlord and does not have any knowledge of any other person who has any right to such rents by collateral assignment or otherwise.

The foregoing certification is made with the knowledge that ________________________ is about to [FUND A LOAN TO LANDLORD OR PURCHASE THE BUILDING FROM LANDLORD], and that ________________________ is relying upon the representations herein made in [FUNDING SUCH LOAN OR PURCHASING THE BUILDING].

Dated:  ________________, 19__.

"TENANT"

___________________________________

By:________________________________

By:________________________________

                         SAMPLE ONLY (NOT FOR EXECUTION)

                                   EXHIBIT "G"

                       TENANT ENVIRONMENTAL QUESTIONNAIRE

The purpose of this form is to obtain information regarding the use or proposed use of hazardous materials at the premises. Prospective tenants should answer the questions in light of their proposed operations at the premises. Existing tenants should answer the questions as they relate to ongoing operations at the premises and should update any information previously submitted. If additional space is needed to answer the questions, you may attach separate sheets of paper to this form.

Your cooperation in this matter is appreciated.

1.       GENERAL INFORMATION

         Name of Responding Company:___________________________________________.

         Check the Applicable Status:  Prospective Tenant _____  Existing Tenant _____

         Mailing Address:_______________________________________________________

         Contact Person and Title:______________________________________________

         Telephone Number:  (_____) ________________________

         Address of Leased Premises:____________________________________________

         Length of Lease Term:__________________________________________________

         Describe the proposed operations to take place on the premises, including principal products manufactured or services to be conducted. Existing tenants should describe any proposed changes to ongoing operations.

________________________________________________________________________________

________________________________________________________________________________

2.       STORAGE OF HAZARDOUS MATERIALS

         2.1      Will any hazardous materials be used or stored on-site?

                  Wastes                Yes _____                  No _____

                  Chemical Products     Yes _____                  No _____

         2.2 Attach a list of any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., 55-gallon drums on concrete pad).

3.       STORAGE TANKS AND SUMPS

         3.1 Is any above or below ground storage of gasoline, diesel or other hazardous substances in tanks or sumps proposed or currently conducted at the premises?

                  Yes ______                No _____

                  If yes, describe the materials to be stored, and the type, size and construction of the sump or tank. Attach copies of any permits obtained for the storage of such substances.

                  ______________________________________________________________

                  ______________________________________________________________

         3.2 Have any of the tanks or sumps been inspected or tested for leakage?

                  Yes ______                No _____

                  If so, attach the results.

         3.3      Have any spills or leaks occurred from such tanks or sumps?

                  Yes ______                No _____

                  If so, describe.

                  ______________________________________________________________

                  ______________________________________________________________

         3.4      Were any regulatory agencies notified of the spill or leak?

                  Yes ______                No _____

                  If so, attach copies of any spill reports filed, any clearance letters or other correspondence from regulatory agencies relating to the spill or leak.

         3.5 Have any underground storage tanks or sumps been taken out of service or removed?

                  Yes ______                No _____

                  If yes, attach copies of any closure permits and clearance obtained from regulatory agencies relating to closure and removal of such tanks.

4.       SPILLS

         4.1 During the past year, have any spills occurred at the premises?

                  Yes ______                No _____

                  If yes, please describe the location of the spill.

                  ______________________________________________________________

                  ______________________________________________________________

         4.2      Were any agencies notified in connection with such spills?

                  Yes ______                No _____

                  If yes, attach copies of any spill reports or other correspondence with regulatory agencies.

         4.3 Were any clean-up actions undertaken in connection with the spills?

                  Yes ______                No _____

                  Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

5.       WASTE MANAGEMENT

         5.1 Has your company been issued an EPA Hazardous Waste Generator I.D. Number?

                  Yes ______                No _____

         5.2 Has your company filed a biennial report as a hazardous waste generator?

                  Yes ______                No _____

                  If so, attach a copy of the most recent report filed.

         5.3 Attach a list of the hazardous wastes, if any, generated or to be generated at the premises, its hazard class and the quantity generated on a monthly basis.

         5.4 Describe the method(s) of disposal for each waste. Indicate where and how often disposal will take place.

                  _____      On-site treatment or recovery _____________________

                  _____      Discharged to sewer _______________________________

                  _____      Transported and disposed of off-site ______________

                  _____      Incinerator _______________________________________

         5.5 Indicate the name of the person(s) responsible for maintaining copies of hazardous waste manifests completed for off-site shipments of hazardous waste.



         5.6 Is any treatment of processing of hazardous wastes currently conducted or proposed to be conducted at the premises:

                  Yes ______                No _____

                  If yes, please describe any existing or proposed treatment methods. _____________________________________________________

                  ______________________________________________________________

         5.7 Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations at the premises.

6.       WASTEWATER TREATMENT/DISCHARGE

         6.1      Do you discharge wastewater to:

                  _____  storm drain?             _____  sewer?

                  _____  surface water?           _____  no industrial discharge

         6.2      Is your wastewater treated before discharge?

                  Yes ______                No _____

                  If yes, describe the type of treatment conducted.

                  ______________________________________________________________

                  ______________________________________________________________

         6.3 Attach copies of any wastewater discharge permits issued to your company with respect to its operations at the premises.

7.       AIR DISCHARGES

         7.1 Do you have any filtration systems or stacks that discharge into the air?

                  Yes ______                No _____

         7.2 Do you operate any of the following types of equipment or any other equipment requiring an air emissions permit?

                  _____      Spray booth

                  _____      Dip tank

                  _____      Drying oven

                  _____      Incinerator

                  _____      Other (please describe) ___________________________

                  _____      No equipment requiring air permits

         7.3      Are air emissions from your operations monitored?

                  Yes ______                No _____

                  If so, indicate the frequency of monitoring and a description of the monitoring results.

                  ______________________________________________________________

         7.4 Attach copies of any air emissions permits pertaining to your operations at the premises.

8.       HAZARDOUS MATERIALS DISCLOSURES

         8.1 Does your company handle hazardous materials in a quantity equal to or exceeding an aggregate of 500 pounds, 55 gallons, or 200 cubic feet per month?

                  Yes ______                No _____

         8.2 Has your company prepared a hazardous materials management plan pursuant to any applicable requirements of a local fire department or governmental agency?

                  Yes ______                No _____

                  If so, attach a copy of the business plan.

         8.3 Has your company adopted any voluntary environmental, health or safety program?

                  Yes _____                 No _____

                  If so, attach a copy of the program. No formal program. We recycle paper, aluminum cans, and scrap aluminum.

9.       ENFORCEMENT ACTIONS, COMPLAINTS

         9.1 Has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees?

                  Yes ______                No _____

                  If so, describe the actions and any continuing compliance obligations imposed as a result of these actions.

                  ______________________________________________________________

         9.2 Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding its operations?

                  Yes ______                No _____

         9.3 Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns?

                  Yes ______                No _____

         9.4 Has an environmental audit ever been conducted at your company's current facility?

                  Yes ______                No _____

                  If so, identify who conducted the audit and when it was conducted.

                  ______________________________________________________________

Company

By:___________________________

Title:________________________

Date:_________________________


                                      G-3